EXHIBIT 99.1.1

DN (X08) FST-CV-12-6014987 S
DN (X08) FST-CV-12-5013927 S

CHARLES HENRY III, AHMED AMMAR, JOHN	)	SUPERIOR COURT
P. VAILE AS TRUSTEE OF JOHN P VAILE	)
LIVING TRUST, JOHN PAUL OTIENO,	)	COMPLEX LITIGATION
SOSVENTURES LLC, BRADFORD HIGGINS,	)	DOCKET
WILLIAM MAHONEY, ROBERT J. CONRADS,	)
EDWARD M. CONRADS, WILLIAM F.	)
PETTINATI, JR., and ANDY LEE, INDIVIDUALLY	)	AT STAMFORD
AND DERIVATIVELY ON BEHALF OF GIDDINGS	)
OIL & GAS LP, HUNTON OIL PARTNERS LP and	)
ASYM ENERGY FUND III LP	)
)
v.	)
)
GREGORY IMBRUCE, GIDDINGS	)
INVESTMENTS LLC, GIDDINGS GENPAR LLC,	)
HUNTON OIL GENPAR LLC, ASYM CAPITAL III LLC,	)
STARBOARD RESOURCES, INC., f/k/a STARBOARD	)
RESOURCES, LLC, GLENROSE HOLDINGS LLC, and	)
ASYM ENERGY INVESTMENTS LLC	)	June 6, 2013

THIRD AMENDED COMPLAINT ON CONSENT
INTRODUCTION

1. This is an action involving multimillion dollar equity and debt investments by the Plaintiffs in three limited partnerships focused on the oil and gas industry wherein the individual Defendant, Gregory Imbruce, and/or his alter-ego affiliates (hereinafter, “Imbruce Defendants”), committed numerous wrongful and fraudulent acts in connection with Plaintiffs' investments.

2. The Imbruce Defendants engaged in multiple violations of the Connecticut Uniform Securities Act ("CUSA"), the Delaware Securities Act (“DSA”) and the Texas Securities Act (“TSA”), including but not limited to, the failure to register with Connecticut and Texas as an investment adviser, and the continuous making of materially false and misleading statements in connection with the sale and management of securities. These false statements include, but are not limited to, representations that the Imbruce Defendants were in compliance with applicable Blue Sky Laws, that Imbruce had personally invested in the partnerships, and most recently, representations regarding the Defendants' financial ability to pay restitution plus statutory interest to all investors.

3. All such acts nullify any purported rights the Imbruce Defendants have under the three Limited Partnership Agreements, and other agreements, pursuant to CUSA § 36b-29h, DSA § 73-605(f), and TSA § 581-33(K), including any purported right to performance fees and any purported right to manage the Plaintiffs' investments.

4. Moreover, such violations support Plaintiffs' claims for injunctive and other equitable relief, including Defendant's mandatory removal as General Partner in each of the three Partnerships. Lastly, such violations trigger common law liability for breach of contract, breach of fiduciary duties, fraud and civil theft, inter alia.

5. The Plaintiffs, on multiple occasions, have demanded that the Imbruce Defendants engage in corrective and remedial measures, to no avail.

6. The Imbruce Defendants, in their multiple roles in multiple corporate structures as Investment Adviser, Issuer, Officer, General Partner, Director, Board Member, Chairman of the Board, Member and/or Managing Member, are not disinterested, and are involved in all contested transactions.

7. At all relevant times, Imbruce exercised complete control over all of the Defendant, General Partners, and Defendant, Managers, with respect to all aspects of their business and finances, including as to all dealings with the Plaintiff Limited Partnerships, the Plaintiff Limited Partners, Defendant Starboard Resources, Inc. ("Starboard"), and non-party, Summerline.

8. The Imbruce Defendants, inter alia, controlled, to the exclusion of Plaintiffs, the following: the operations and finances of the Defendant General Partners, the Plaintiff Limited Partnerships and Starboard; the drafting of all relevant transactional documents; the drafting and dissemination of all marketing materials; the representations made to the Plaintiffs to induce their investment and/or other actions; the drafting and dissemination of financial reports; and the compliance and/or non-compliance with all applicable statutes and regulations.

9. Plaintiffs will fairly and adequately represent the interests of Plaintiff, Giddings Oil & Gas LP ("Giddings LP"), Hunton Oil Partners LP ("Hunton LP") and ASYM Energy Fund III LP ("ASYM III LP") in enforcing and prosecuting their rights.

10. Relative to Plaintiffs' derivative claims, demand futility exists.

11.  The Limited Partners bring this action on behalf of themselves and derivatively on behalf of Giddings LP, Hunton LP and ASYM III LP (collectively, "the Limited Partnerships").

12. The Imbruce Defendants have engaged in a continuous course of fraudulent and wrongful conduct, and have fraudulently concealed certain acts and causes of action from the Plaintiffs.

13. Indeed, Imbruce continues with his campaign of concealment and wrongful conduct to this date, e.g. pursuing rights under unenforceable investment advisory contracts, issuing unauthorized capital call notices, issuing fraudulent rescission notices, as well as concealing relevant financial information from the Plaintiffs.

PARTIES

14. Plaintiff, Hunton LP, is a Delaware Limited Partnership with its headquarters in Connecticut.

15. Plaintiff, Hunton LP, is the rightful owner of the equity in non-party Hunton Oil, LLC ("HO LLC"), and/or any drilling participation rights held therein and/or contributed to Starboard.

16. Plaintiff, Giddings LP, is a Delaware Limited Partnership with its headquarters in Connecticut.

17. Plaintiff, Giddings LP, is the rightful owner of the Starboard equity held in the name of Defendant, Giddings Investments, LLC (“Giddings Investments”), and/or any drilling participation rights held in Giddings Investments and/or contributed to Starboard.

18. Plaintiff, ASYM III LP, is a Delaware Limited Partnership with its headquarters in Connecticut.

19. All three Plaintiff, Limited Partnerships are currently shareholders in Starboard, an entity formed in June of 2011.

20. Plaintiff, Charles Henry III (“Henry”), is an individual with an address at 1021 Main Street, Suite 2626, Houston, Texas 77702, and is a limited partner in Plaintiff, Giddings LP, Hunton LP, and ASYM III LP.

21. Plaintiff, AHMED AMMAR (“Ammar”), is an individual with an address at 1021 Main Street, Suite 2626, Houston, Texas 77702, and is a limited partner in Giddings LP, Hunton LP and ASYM III LP.

22. Plaintiff, JOHN P. VAILE, AS TRUSTEE OF JOHN P VAILE LIVING TRUST (“Vaile”), is an individual with an address at 2920 North Commonwealth Avenue, Chicago, Illinois 60657, and is a limited partner in Giddings LP.

23. Plaintiff, JOHN PAUL OTIENO (“Otieno”), is an individual with an address at 743 Oxford, Houston, Texas 77707, and is a limited partner in Giddings LP, Hunton LP and ASYM III LP.

24. Plaintiff, SOSVENTURES LLC (“SOSv”), is a Delaware limited liability company, is a limited partner in Giddings LP and ASYM III LP, and is a resident of Texas.

25. Plaintiff, BRADFORD HIGGINS (“Higgins”), is an individual who resides at 1079 Oenoke Ridge, New Canaan, Connecticut 06840. Higgins is a beneficiary of his IRA’s limited partnership interest in Giddings LP. Higgins is also a limited partner in Hunton LP.

26. Plaintiff, WILLIAM MAHONEY (“Mahoney”), is an individual with an address at 991 Ponus Ridge Road, New Canaan, Connecticut 06840, and is a limited partner in Giddings LP and ASYM III LP.

27. Plaintiff, ROBERT J. CONRADS (“Robert Conrads”), is an individual with an address at Maritime Plaza, Suite 1975, San Francisco, CA 94111, and is a limited partner in Giddings LP and ASYM III LP.

28. Plaintiff, EDWARD M. CONRADS (“Edward Conrads") is an individual with an address at Maritime Plaza, Suite 1975, San Francisco, CA 94111, and is a limited partner in Giddings LP and ASYM III LP.

29. Plaintiff, WILLIAM F. PETTINATI, JR. (“Pettinati”), is an individual with an address at 19 Huntington Woods Estates Drive, Tomball, Texas 77371, and is a limited partner in Giddings LP.

30. Plaintiff, Andy Lee ("Lee"), an individual with an address at 200 E. 11th Street, Apartment 8C, New York, New York 10003, is a limited partner in Giddings LP and Hunton LP, and was formerly employed by the Imbruce Defendants.

31. Henry, Ammar, Vaile, Otieno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads, Lee and Pettinati are collectively referred to herein as the “Limited Partners”, or "LPs".

32. Henry, Ammar, Otieno, Higgins, and Lee are sometimes referred to as the Hunton Limited Partners or Hunton LPs.

33. Henry, Ammar, Vaile, Otieno, SOSv, Higgins, Mahoney, Robert Conrads, Edward Conrads, Lee and Pettinati are sometimes referred to as the Giddings Limited Partners or Giddings LPs.

34. Henry, Ammar, Otieno, SOSv, Mahoney, Robert Conrads and Edward Conrads are sometimes referred to as the Asym III Limited Partners or ASYM III LPs.

35. Defendant, GREGORY IMBRUCE (“Imbruce”), is an individual who, upon information and belief, resides at 92 Turtle Back Road, New Canaan, Connecticut 06840. Imbruce is an issuer, investment adviser and/or investment adviser agent and subject to the laws and regulations of CUSA, DSA and TSA.

36. Defendant, HUNTON OIL GENPAR LLC (“Hunton Genpar”) is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is an issuer, investment adviser and/or investment adviser agent and is subject to the laws and regulations of CUSA, DSA and TSA.

37. Non-party, HUNTON OIL, LLC ("HO LLC"), is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, and is subject to the laws and regulations of CUSA, DSA and TSA.

38. At all relevant times, Imbruce exercised complete control over HO LLC with respect to all aspects of its business and its finances, including as to all dealings with Hunton LP, the Hunton Limited Partners and others.

39. At all relevant times, Hunton Genpar was the General Partner of Hunton LP, was the purported owner and/or managing member of HO LLC, was exclusively controlled by Imbruce, and was the alter ego of Imbruce. As of April 7, 2013, Hunton Genpar is no longer the General Partner of Hunton LP. The Investors in Hunton LP have taken all necessary steps to remove Imbruce as per the Partnership Agreement, and have elected Charles Henry, III, as the rightful General Partner by a super-majority vote.

40. Defendant, Giddings Investments, is a Delaware limited liability company located at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, and, is purportedly owned by Imbruce, or Defendant, GIDDINGS GENPAR LLC (“Giddings Genpar”), or one of his other affiliates, and is subject to the laws and regulations of CUSA, DSA and TSA.

41. At all relevant times, Imbruce, exercised complete control over Giddings Investments with respect to all aspects of its business and its finances, including as to all dealings with Giddings LP, the Giddings Limited Partners, Defendant, Starboard, and non-parties, Impetro Resources, LLC (“Impetro”) and Summerline Asset Management, LLC, and its affiliates (collectively, “Summerline”), described infra.

42. Defendant, Giddings Genpar, is a Delaware limited liability company, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is an issuer, investment adviser and/or investment adviser agent and is subject to the laws and regulations of CUSA, DSA and TSA.

43. At all relevant times, Giddings Genpar was the General Partner of Giddings LP, was the purported owner and/or Managing Member of Giddings Investments, was exclusively controlled and owned by Imbruce, and was the alter ego of Imbruce. As of April 6, 2013, Giddings Genpar is no longer the General Partner of Giddings LP. The Investors in Giddings LP have taken all necessary steps to remove Imbruce as per the Partnership Agreement, and have elected Charles Henry, III, as the rightful General Partner by a super-majority vote.

44. Defendant, ASYM CAPITAL III LLC (“Asym Genpar”), is a Delaware limited liability company, headquartered in Connecticut, having its business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is an issuer, investment adviser and/or investment adviser agent and is subject to the laws and regulations of CUSA, DSA and TSA.

45. At all relevant times, Asym Genpar was the General Partner of ASYM III LP, was controlled by Imbruce and was the alter ego of Imbruce. As of April 28, 2013, ASYM Genpar is no longer the General Partner of ASYM III LP. The Investors in ASYM III LP have taken all necessary steps to remove Imbruce as per the Partnership Agreement, and have elected Charles Henry, III, as the rightful General Partner by a super-majority vote.

46. Defendant, Starboard, f/k/a Starboard Resources, LLC, is a Delaware corporation headquartered in Texas with a business office at 300 E. Sonterra Boulevard, Suite 1220, San Antonio, Texas 78258. Until January 20, 2012, Starboard was exclusively controlled by the Imbruce Defendants.

47. Starboard is merely a nominal defendant for purposes of injunctive relief, and, at this time, is no longer an affiliate of Imbruce. Starboard has stipulated to certain injunctive relief.

48. Defendant, GLENROSE HOLDINGS LLC (“Glenrose”), is a Delaware limited liability company, headquartered in Connecticut, having a business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is the manager of both Giddings Genpar and Hunton Genpar, is the alter ego of Imbruce, is an investment adviser and/or investment adviser agent and is otherwise subject to the laws and regulations of CUSA, DSA and TSA. Glenrose, through Imbruce, has solicited advisory business in Texas and/or has registered to do business in Texas.

49. Defendant, ASYM ENERGY INVESTMENTS LLC (“Asym LLC”), is a Delaware limited liability company, headquartered in Connecticut, having a business address at 1055 Washington Blvd, Suite 410, Stamford, CT 06901, is the manager of ASYM Genpar, is the alter-ego of Imbruce, is an investment adviser and/or investment adviser agent and is otherwise subject to the laws and regulations of CUSA, DSA and TSA. Asym LLC, through Imbruce, has solicited advisory business in Texas and/or has registered to do business in Texas.

FACTS
Hunton LP

50. On or about September 17, 2009, Hunton LP was formed by way of an Agreement of Limited Partnership (“Hunton LP Agreement”). Said Agreement does not contain an arbitration clause.

51. At various times thereafter, the Hunton LPs invested a total of approximately $1,300,000 in Hunton LP.

52. An investment interest in Hunton LP is a "security", as defined under § 36b-3(19) of CUSA and §73-103(a)(20) of DSA.

53. The Imbruce Defendants acted as an "Investment Adviser", and/or "Investment Adviser Agent", and/or "Issuer" for the sale of a security, as defined under § 36b-3(11) and (17), respectively, of CUSA, and/or as an "Agent" and/or an "Issuer" and/or a "Promoter" for the sale of a security, as defined under DSA § 73-103(a)(1), (a)(11) and (a)(14), respectively.

54. Pursuant to the Hunton LP Agreement, the Imbruce Defendants charged the Hunton LPs management fees and are seeking a performance fee, which Plaintiffs claim they have forfeited due to Defendants’ numerous wrongful acts.

55. In connection with Hunton LP, from 2009 to 2013, the Imbruce Defendants failed to register as investment advisers and/or investment adviser agents with the State of Connecticut in violation of CUSA, forfeiting any purported right to a performance fee.

56. The Imbruce Defendants, acted as aforesaid under CUSA, DSA and TSA, to promote Hunton LP as a security investment to the Plaintiffs and/or solicited the Plaintiff Limited Partners by way of oral representations and promises, and by way of written literature, which included, among other things, a Subscription Agreement, marketing material and a limited partnership agreement for Hunton LP (hereinafter, "written literature").

57. In connection with Hunton LP, the Imbruce Defendants represented to the Hunton Limited Partners that they were investing in a drilling participation fund and that each investor would receive a proportionate share of IDC tax credits and cash flow distributions from wells that were drilled.

58. IDC tax credits were received by the Plaintiffs. However, only one de minimis distribution was made, despite Defendants’ financial ability to make substantial cash flow distributions.

59. In connection with Hunton, the Imbruce Defendants represented to the investors that they had raised $50,000,000 in institutional money as backing for the Hunton deal, or otherwise represented they had raised more money than they actually had.

60. In addition, the Imbruce Defendants represented to certain investors that said Defendants, Imbruce in particular, were investing their own personal funds into Hunton LP as Limited Partners.

61. These oral representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

62. At the time of making their respective investments, the Hunton Limited Partners executed a Subscription Agreement (hereinafter, the "Hunton Subscription Agreement").

63. In the Hunton Subscription Agreement, the Imbruce Defendants made the following representations and/or promises, in pertinent part:

a)	The representations and warranties of the [General Partner] contained in this Agreement shall be true and correct ...;

b)	The [General Partner] shall have performed and complied with all agreements and conditions required by this Agreement ...;

c)	The Partnership… has all requisite power and authority under the Partnership agreement and such laws to conduct its business as described in the Partnership Agreement;

d)
The ... performance of this Subscription Agreement by the Partnership and the other agreements and documents to be ... performed by the Partnership hereto and the consummation of the transactions contemplated hereby and thereby by the Partnership do not… violate... any law, rule, regulation, [or] order... applicable to the Partnership;

e)
[T]he offer, sale and issuance of the units are exempt from the registration requirements of the Securities Act and are exempt or the Partnership has complied with the registration requirements of each state's Blue Sky laws where such securities are offered or sold;

f)	[The General Partner] was not subject to being registered as an investment adviser with any "regulatory authority";

g)	Litigation. There are no actions, proceedings or investigations pending or threatened against the [General Partner] (or any basis for same known to the [General Partner]);

h)	This Agreement or any interest herein may not be assigned by either party without the written consent of the other party;

i)
That the exercise of a power of attorney shall be subject to the General Partner's responsibility to obtain the approval of the Limited Partners on such matters as required by the Partnership Agreement or by applicable law.

64. These representations were false and/or misleading, or were otherwise breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

65. In the Hunton Limited Partnership Agreement, dated September 2009, the Imbruce Defendants made the following representations and/or promises, in pertinent part:

a)
The General Partner shall cause such filings to be made as may be required for the formation and operation of a limited partnership in Delaware or any other state in which the Partnership elects to do business. The General Partner shall use its best efforts to do all things requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. The General Partner shall use its best efforts to cause to be filed in such jurisdictions as it may deem appropriate such documents as are called for or required by the applicable laws of such jurisdictions;

b)	The General Partner shall not employ or permit another to employ the Partnership assets in any manner except for the exclusive benefit of the Partnership.

c)
Other than the working interests to be provided to the General Partner according to the sharing ratios, the General Partner may not own interests in the same assets as those owned by the Partnership and may not cause or permit the Partnership to engage in business activities in common with those engaged in by the General Partner.

d)
[T]he General Partner agrees that it shall in all cases conduct and maintain its outside activities in a manner which is fair to ... the Partnership . . . and the General Partner shall not intentionally or knowingly take unfair advantage of any partnership business opportunity;

e)
All Partnership Assets, whether real or personal and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. The Partnership may hold any of its assets in its own name or in the name of a nominee, the sole purpose of which shall be holding of record title for Properties [Partnership Assets] and which shall engage in no other business and incur no other liabilities;

f)	The General Partner was not subject to being registered as an investment adviser with any regulatory authority.

66. These representations were false and/or misleading, or otherwise breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

67. In reliance, in whole or in part, upon the written literature and documents, and the statements and representations therein, as well as the express oral promises and representations made by the Imbruce Defendants, the Plaintiffs invested in Hunton LP.

68. The investors were, for a significant time, unable to verify, despite due diligence, the veracity and accuracy of Defendants representations, including whether the Imbruce Defendants had actually invested in Hunton LP.

69. Certain assets of Hunton LP were contributed to Starboard in June, 2011, discussed infra.

Giddings LP

70. On or about November 16, 2009, Giddings LP was formed by way of an Agreement of Limited Partnership (“Giddings LP Agreement”). The primary purpose of Giddings LP was to provide debt financing to a bankrupt company, known as South Texas Oil Company (OTCBB:STYX) (“South Texas”), as well as debt financing to a new company, Impetro.

71. At various times thereafter, the Giddings LPs invested a total of $7,900,000 in Giddings LP.

72. An investment interest in Giddings LP is a "security", as defined under Conn. Gen. Stat. § 36b-3(19) of CUSA, and §73-103(a)(20) of DSA.

73. The Imbruce Defendants acted as an "Investment Adviser", and/or "Investment Adviser Agent" and/or "Issuer" for the sale of a security, as defined under § 36b-3(11) and (17), respectively, of CUSA, and/or as an "Agent" and/or an "Issuer" and/or a "Promoter" for the sale of a security, as defined under DSA §73-103(a)(1), (a)(11) and (a)(14), respectively.

74. Pursuant to the Giddings LP Agreement, the Imbruce Defendants charged the Giddings LPs management fees and are seeking a performance fee, which Plaintiffs claim they have forfeited due to Defendants’ numerous wrongful acts.

75. In connection with Giddings, LP, from 2009 to 2013, the Imbruce Defendants failed to register as investment advisers and/or investment adviser agents with the State of Connecticut in violation of CUSA, forfeiting any purported right to a performance fee.

76. The Imbruce Defendants acted as aforesaid under CUSA, DSA and TSA to promote Giddings LP as a security investment to the Plaintiffs and/or solicited the Plaintiff Limited Partners by way of oral representations and promises, and by way of written literature, which included, among other things, a Subscription Agreement, marketing material and a limited partnership agreement for Giddings LP (hereinafter, "written literature").

77. The Imbruce Defendants represented to certain investors that said Defendants, particularly Imbruce, were investing their own personal funds into Giddings LP as Limited Partners.

78. In connection with Giddings LP, the Imbruce Defendants represented to the Giddings Limited Partners that it was a safe debt investment that was a Senior Secured Debenture with adequate financial covenants to protect investors. As such, it would not be subordinated to any other debt of the Company.

79.  In connection with Giddings LP, the Imbruce Defendants represented to the Giddings Limited Partners that the investment also involved the acquisition of drilling participation rights and/or working interests in the same geographical area as the principal investment and drilling rights already existed. The acquisition of drilling participation rights was financed solely through the money invested by the Giddings LPs.

80. It was represented to the Giddings Limited Partners that they would have exclusive rights to the working interests associated with the South Texas bankruptcy. It was represented to the Limited Partners that the drilling participation rights would be exclusively owned by the Partnership, for the Partnership's sole benefit.

81. It was never represented to the Limited Partners that the drilling participation rights would be owned by the General Partner and/or assigned to the General Partner without their consent. In fact, Imbruce had attempted to take the drilling participation rights for himself in a draft of the Giddings Limited Partnership Agreement, but was rebuffed. Nevertheless, Imbruce never stopped attempting to usurp the drilling participation rights for his own benefit, including when such rights were contributed to Starboard, converted to Starboard equity, and held in the name of Giddings Investments as a Starboard shareholder.

82. It was never represented to the Limited Partners that the drilling participation rights would be assigned to another Asym entity without their consent.

83. It was never represented to investors that the drilling participation rights purportedly owned by the Giddings Limited Partners would be comingled with future funds, such as Asym III LP, without their consent. In fact, it was stated to investors they would have the first right to participate in said working interests.

84. It was represented, through financial models, that the Giddings Limited Partners' investment in Giddings LP would be sufficient to cover "reentries" and development of Giddings LP assets.

85. The Imbruce Defendants never informed investors that additional money would be required to drill "reentries".

86. The Imbruce Defendants did not inform the Giddings Limited Partners of their intent to equitize the debt portion of the investment in the future in anything other than a liquidity event.

87. The Imbruce Defendants represented that a conversion of their debt would only be considered for purposes of monetization such as an IPO.

88. The Imbruce Defendants represented that Plaintiff, Brad Higgins, was the Chairman of the ASYM Management Team, and would have oversight over Imbruce. The Imbruce Defendants did not represent that Brad Higgins was a Chairman in "name only", and would be shut out from access to the operations, financials, and transactions of the Imbruce Defendants.

89. The Imbruce Defendants represented that Imbruce previously worked at a "private family office", but failed to disclose to some LPs that said office was that of the infamous Bernard Madoff.

90. These oral representations were false and misleading. Some of these representations confirmed that Imbruce was acting as an investment advisor.

91. At the time of making their respective investments, the Gidding Limited Partners executed a Subscription Agreement (hereinafter, the "Giddings Subscription Agreement").

92. Defendants made the following representations and/or promises in the Giddings Subscription Agreement, in pertinent part:

a)	The representations and warranties of the General Partner contained in this Agreement shall be true and correct.;

b)	The General Partner shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing;

c)	The Partnership… has all requisite power and authority under the Partnership agreement and such laws to conduct its business as described in the Partnership Agreement;

d)
The ... performance of this Subscription Agreement by the Partnership and the other agreements and documents to be executed, delivered and performed by the Partnership hereto and the consummation of the transactions contemplated hereby and thereby by the Partnership do not… violate... any law, rule, regulation, [or] order... applicable to the Partnership;

e)
[T]he offer, sale and issuance of the units are exempt from the registration requirements of the Securities Act and are exempt or the Partnership has complied with the registration requirements of each state's Blue Sky laws where such securities are offered or sold;

f)	That [the General Partner] was not subject to being registered as an investment adviser with any "regulatory authority";

g)	Litigation. There are no actions, proceedings or investigations pending or threatened against the General Partner (or any basis for same known to the General Partners);

h)	This Agreement or any interest herein may not be assigned by either party without the written consent of the other party;

i)
The General Partner may also have direct investments in the same properties, securities and other investments owned by the Partnership and the General Partner may be subject to conflict-of-interest transactions or situations involving the Partnership;

j)	The General Partner shall not engage in conduct with respect to such properties, securities or investments in a manner that discriminates against the Partnership with respect thereto;

k)
That the exercise of a power of attorney shall be subject to the General Partner's responsibility to obtain the approval of the Limited Partners on such matters as required by the Partnership Agreement or by applicable law.

93. These representations were false and/or misleading, or were otherwise breached. These representations confirm that Imbruce was acting as an investment advisor.

94. In the Giddings Limited Partnership Agreement, the Imbruce Defendants made the following representations and/or promises, in pertinent part:

a)
That the initial purpose of the Partnership shall be to provide debtor in possession financing and one or more loans to a company known as South Texas, to hold notes and other evidence of indebtedness issued by Newco, to own approximately 40% equity in Newco (subject to dilution) and to own and exploit the Drilling Participation Rights.

b)
The General Partner shall cause such filings to be made as may be required for the formation and operation of a limited partnership in Delaware or any other state in which the Partnership elects to do business. The General Partner shall use its best efforts to do all things requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. The General Partner shall use its best efforts to cause to be filed in such jurisdictions as it may deem appropriate such certificates, agreements and other documents and instruments as are called for or required by the applicable laws of such jurisdictions;

c)	The General Partner shall not employ, or permit another to employ, the Partnership Assets in any manner except for the exclusive benefit of the Partnership;

d)
The General Partner shall be entitled to engage in business activities in addition to those relating to the Partnership, including business activities that may be in competition with the Partnership. The General Partner may own interests in the same assets as those owned by the Partnership provided, however, the General Partner shall not engage in conduct with respect to such assets in a manner that differs from how the General Partner directs such assets on behalf of the Partnership. Further, the General Partner agrees that it shall in all cases conduct and maintain its outside activities in a manner which is fair to both the Partnership and others with whom the General Partner may be engaged in business, and the General Partner shall not intentionally or knowingly take unfair advantage of any Partnership business opportunity;

e)	That the General Partner was not subject to being registered as an investment adviser with any "regulatory authority";

f)	All Partnership Assets, whether real or personal and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. The Partnership may hold any of its assets in its own name or in the name of a nominee, the sole purpose of which shall be holding of record title for Properties [Partnership Assets] and which shall engage in no other business and incur no other liabilities;

95. These representations were false and/or misleading, or otherwise breached. These representations confirm that Imbruce was acting as an investment advisor.

96. Nowhere in the Partnership Agreement does it authorize the General Partner to assign the Drilling Participation Rights or equity rights attendant thereto to any affiliate without the consent of the Limited Partners as referenced in the Giddings Subscription Agreement.

97. In reliance, in whole or in part, upon the written literature and documents provided to them by Imbruce, the statements and representations therein and the express oral promises and representations made by the Imbruce Defendants, the Plaintiffs invested in Giddings LP.

98. The investors were, for a significant time, unable to verify, despite due diligence, the veracity and accuracy of Defendants’ representations, including whether the Imbruce Defendants had actually invested in Giddings LP.

99. Certain assets of Giddings LP were contributed to Starboard in June, 2011, discussed infra.

100. On or about February 25, 2010, the Financial Industry Regulatory Authority ("FINRA") filed a complaint against Imbruce for willfully violating the Securities Exchange Act of 1934 and FINRA Conduct Rule 2110.

101. Presumably, Imbruce did not register as an Investment Adviser in Connecticut because of the FINRA investigation, the likelihood that his management role would be heavily scrutinized by the State, and because of the State’s compliance requirements. Imbruce did not disclose the FINRA investigation to investors in Hunton LP and Giddings LP, or prospective investors in ASYM III LP.

102. On or about March 4, 2010, Giddings Investments assigned virtually all its rights in connection with South Texas and Impetro to Giddings LP. However, despite divesting itself of other interests in Impetro, Giddings Investments, now known to be owned by Imbruce, on March 4, 2010, entered into a drilling participation agreement with Impetro, indicating a clear intent on Imbruce’s part to personally benefit from the participation rights outside Giddings LP.

103. Said drilling participation rights, despite being financed with the capital of Giddings LP, were not assigned to Giddings LP, but instead were retained by Imbruce’s entity, Giddings Investments. The Giddings Limited Partners were not privy to the Impetro transaction, and always assumed that Giddings Investments was part of and owned by Giddings LP. Upon information and belief, the revenues received by Giddings Investments were not shared with Giddings LP.

104. Significantly, ASYM III LP was not in existence at this time and was not a party to the participation agreement between Giddings Investments and Impetro, despite Imbruce's false representations to the contrary made in a letter to Plaintiffs dated December 13, 2012, and discussed, infra.

105. On or about May 28, 2010, the Imbruce Defendants issued an annual report for the year ending 12/31/09 and a quarterly report ending 3/31/10 for Hunton LP.

106. Said report stated in pertinent part: "We anticipate making first cash distributions… in and around October 2010… Thereafter, we will make quarterly distributions equal to 100% of all available future [Hunton LP] net cash flow except for a cash reserve required to fund unforeseen capital expenditure items and work orders. Based on existing commodity prices and moderate drilling success for wells 3 and 4, we estimate distributions will provide an annualized 30 to 40% yield in 2010 and 2011."

107. This annual report was false and/or misleading, or otherwise breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

ASYM III LP

108. On or about July 8, 2010, ASYM III LP was formed by way of an Agreement of Limited Partnership ("ASYM III LP Agreement").

109. At various times thereafter, the ASYM III LPs invested approximately $6,700,000 in ASYM III LP.

110. An investment interest in ASYM III LP is a "security", as defined under § 36b-3(19) of CUSA and DSA §73-103(a)(20).

111. The Imbruce Defendants acted as an "Investment Adviser", and/or "Investment Adviser Agent" and/or "Issuer" for the sale of a security, as defined under § 36b-3(11) and (17), respectively, of CUSA, and/or as an "Agent" and/or an "Issuer" and/or a "Promoter" for the sale of a security, as defined under DSA § 73-103(a)(1), (a)(11) and (a)(14), respectively.

112. Pursuant to the ASYM III LP Agreement, the Imbruce Defendants charged the ASYM III LPs management fees and are seeking a performance fee, which Plaintiffs claim they have forfeited due to Defendants’ numerous wrongful acts.

113. In connection with ASYM III LP, from 2010-2013, the Imbruce Defendants failed to register as investment advisers and/or investment adviser agents with the State of Connecticut in violation of CUSA, forfeiting any purported right to a performance fee.

114. The Imbruce Defendants acted as aforesaid under CUSA, DSA and TSA to promote ASYM III LP as a security investment to the Plaintiffs and/or solicited the Plaintiff Limited Partners by way of oral representations and promises, and by way of written literature, which included, among other things, a Subscription Agreement, marketing material, a Private Placement Memorandum ("PPM") and a limited partnership agreement for ASYM III LP (hereinafter, "written literature").

115. The Imbruce Defendants marketed ASYM III LP as a safe, multi-purpose fund with the ability to invest in various “special situation” opportunities.

116. The Imbruce Defendants represented that ASYM III was a $20,000,000 fund and that they raised $11,000,000 in investments. However, the Imbruce Defendants only raised approximately $6,700,000.

117. Through marketing material, the Imbruce Defendants represented or promised the following:

a)	That the Imbruce Defendants, as General Partner, would be investing 25% of the equity in ASYM III LP;

b)	That an investment in ASYM III LP would yield "an initial return of capital equal to 75% of committed capital by the end of year 2";

c)	That "ASYM Management… combines highly experienced financial veterans";

d)	That Brad Higgins was Chairman of "ASYM Management, and would have oversight over the Limited Partners' investment";

e)	That there would be at least quarterly reporting;

f)	That there would be quarterly cash distributions in the fourth quarter of the second year;

g)	That there would be 20% plus annual cash yield projected upon initiation of distributions;

h)	That there would be "> 30% IRR/3.0X ROI";

i)	That, in an earlier investment managed by the Imbruce Defendants, Hunton LP, "had drilled ten wells generating 30% unlevered IRR";

j)	That, in an earlier investment managed by the Imbruce Defendants, Hunton LP, investors were to receive quarterly cash distributions and a "return [of] 25% annualized 30 year IRR";

k)	That, in an earlier investment managed by the Imbruce Defendants, Giddings LP, quarterly cash distributions were expected to be made in the second quarter of 2012;

l)	That, in an earlier investment managed by the Imbruce Defendants, Giddings LP, the return was 32% annualized 30-year IRR;

m)
That, in an earlier investment managed by the Imbruce Defendants, Giddings LP, there was interest income of 18% annual current coupon payments received quarterly and reinvested in well programs to defer interest income tax;

n)	That, in an earlier investment managed by the Imbruce Defendants, Giddings LP, three wells were successfully drilled; and

o)	That, in an earlier investment managed by the Imbruce Defendants, Hunton LP, they were "scheduling to drill [other Hunton wells] in order to repeat initial success".

118. In addition, the Imbruce Defendants represented to certain investors that they were investing their own personal funds into ASYM III LP as Limited Partners.

119. The Imbruce Defendants also made numerous representations regarding their investment management experience.

120. The Imbruce Defendants did not disclose that the 25% General Partner investment represented to certain Plaintiffs was actually financed by Plaintiff, SOSv, knowingly leading certain investors to believe that Imbruce personally was investing 25% of equity in ASYM III LP as the General Partner.

121. At the time that the Imbruce Defendants were soliciting investors for Asym III, Gregory Imbruce was under investigation by FINRA and failed to disclose this material fact to the investors.

122. In fact, the Asym III Subscription Agreement, unlike the Hunton and Giddings Subscription Agreements, does not contain a representation that there was no litigation or investigations pending against the General Partner, as, clearly, Imbruce could not make such a representation. Imbruce misleadingly deleted this standard language from the ASYM III Subscription Agreement that contributed to investor deception.

123. Nevertheless, Imbruce was obligated to disclose such investigation.

124. These representations were false and/or misleading, or otherwise breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

125. At the time of making their respective investments, the ASYM III Limited Partners executed a Subscription Agreement (hereinafter, the "ASYM III Subscription Agreement").

126. In the ASYM III Subscription Agreement, the Imbruce Defendants made the following representations or promises, in pertinent part:

a)	The representations and warranties of the General Partner contained in this Agreement shall be true and correct.;

b)	The General Partner shall have performed and complied with all agreements and conditions required by this Agreement prior to or at the closing;

c)	The Partnership… has all requisite power and authority under the Partnership agreement and such laws to conduct its business as described in the Partnership Agreement;

d)
That the General Partner has all requisite power and authority to act as a General Partner of the Partnership and to carry out the terms of this Agreement and the terms of the Partnership Agreement applicable to it;

e)
The ... performance of this Agreement [has] been authorized by all necessary action on behalf of the Partnership and this Agreement is a legal, valid and binding Agreement of the Partnership enforceable against the Partnership in accordance with its terms;

f)	The execution, delivery and performance by the General Partner have been authorized by all necessary action on behalf of the General Partner;

g)
[T]he offer, sale and issuance of the units are exempt from the registration requirements of the Securities Act and are exempt or the Partnership has complied with the registration requirements of each state's Blue Sky laws where such securities are offered or sold, and the Partnership will not intentionally take, or intentionally not take, any action hereinafter that would cause the loss of such exemption or registration;

h)	The General Partner is not subject to being registered as an investment adviser with any "regulatory authority";

i)	This Agreement or any interest herein may not be assigned by either party without the written consent of the other party;

j)
That the exercise of a power of attorney shall be subject to the General Partner's responsibility to obtain the approval of the Limited Partners on such matters as required by the Partnership Agreement or by applicable law;

k)
The General Partner may also have direct investments in the same properties, securities and other investments owned by the Partnership and the General Partner may be subject to conflict-of-interest transactions or situations involving the Partnership;

l)	The General Partner shall not engage in conduct with respect to such properties, securities or investments in a manner that discriminates against the Partnership with respect thereto;

127. These representations were false and/or misleading, or otherwise have been breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

128. In connection with Asym III, a Private Placement Memorandum ("PPM") was distributed to said Limited Partners. The PPM contained the following representations or promises, in pertinent part:

a)
The Partnership is operated and managed by Asym Capital III, LLC which serves as the General Partner of the Partnership. The General Partner will have responsibility for all investments supervision decisions made by the Partnership. The General Partner's manager and principal is Greg Imbruce;

b)
The General Partner currently intends (a) to purchase and/or drill properties located in Oklahoma and Texas adjacent to established Hunton Oil Partners LP ("Fund I") and Giddings Oil & Gas LP ("Fund II") (predecessor funds to the Partnership) properties;

c)	The Partnership may participate in joint ventures with its predecessor funds to attain scale and thereby attract larger buyers and premium values;

d)	There will be annual financial reporting to the Limited Partners;

e)	The offering is made in reliance on certain exemptions from registration and qualification requirements;

f)
That the General Partner did not have to register as an investment adviser with the Securities and Exchange Commission or other regulatory authority, to wit:

General Partner not registered. The General Partner will not be registered with the SEC or other regulatory authority pursuant to the INVESTMENT ADVISORS ACT OF 1940, as amended (the "Advisers Act") or under any state laws regulating investment advisers. An adviser required to register must file an application with the SEC and maintain specified books and records, adopt pervasive policies, including a code of ethics, appoint a Chief Compliance Officer and provide certain reports and other disclosures to its advisory clients. Registered advisers are also subject to the substantive requirements of the Advisers Act, including prohibitions on certain types of fee arrangements. None of these requirements will be applicable to the General Partner, as it is relying on certain current exemptions from registration pursuant to the Advisers Act.

g)
That the Partnership's success depends to a certain degree upon the sole member of the General Partner (and the control persons of such member); which includes Greg Imbruce, as well as key employee, Andy Lee. These parties are a significant factor in the Partnership's growth and vital to the Partnership's success. The loss of the service of these parties could have a material adverse effect on the Partnership's success;

h)
The Partnership intends to pursue its objective through its investment strategy. The Partnership's investment strategy is managed by the General Partner, which acts as its manager and sole member. The General Partner is able to provide certain investment opportunities to the Partnership;

i)	The General Partner will have responsibility for all investment supervisory decisions made by the Partnership;

j)
The General Partner shall keep all the Partners informed generally of its transactions on behalf of the Partnership and shall furnish to the Partners, from time to time, information regarding the activities and business of the Partnership.

129. Some of these representations were false and/or misleading, or otherwise have been breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

130. In the ASYM III Limited Partnership Agreement, dated July 8, 2010, the Imbruce Defendants made the following representations or promises, in pertinent part:

a)
That the General Partner shall make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the sole discretion of the General Partner, be necessary or desirable for partnership investments and other assets of the Partnership;

b)
That the General Partner shall be authorized to propose a merger or other consolidation of the Partnership with one or more partnerships or "other business entities" within the meaning of the Delaware Act; including, without limitation, Fund I and Fund II;

c)	That the General Partner shall not employ, or permit another to employ, the Partnership assets in any manner except for the exclusive benefit of the Partnership;

d)
The General Partner shall cause such filings to be made as may be required for the formation and operation of a limited partnership in Delaware or any other state in which the Partnership elects to do business. The General Partner shall use its best efforts to do all things requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. The General Partner shall use its best efforts to cause to be filed in such jurisdictions as it may deem appropriate such certificates, agreements and other documents and instruments as are called for or required by the applicable laws of such jurisdictions;

e)
The purpose of the Partnership is to (a) purchase and/or drill Properties located in Oklahoma and Texas, specifically in the counties and adjacent counties to those properties owned by Hunton Oil Partners LP ("Fund I") and Giddings Oil & Gas LP ("Fund II"), each an Affiliate fund of the Partnership; (b) acquire and/or drill Properties in Oklahoma and Texas that exclude the counties and adjacent counties owned by Fund I and Fund II; (c) acquire and develop significantly undervalued US onshore oil and natural gas properties; and (d) engage in or perform all activities customary in connection or incident to any of the foregoing;

f)
The General Partner… shall be entitled to engage in business activities in addition to those relating to the Partnership, including business activities that may be in competition with the Partnership. The General Partner may own an interest in the same assets as those owned by the Partnership provided, however, the General Partner should not engage in conduct with respect to such assets in a manner that differs from how the General Partner directs such assets on behalf of the Partnership. Further, the General Partner agrees that it shall in all cases conduct and maintain its outside activities in a manner which is fair to both the Partnership and others which the General Partner may be engaged in business, and the General Partner shall not intentionally or knowingly take unfair advantage of any partnership business opportunity.

g)
Each Partner… agrees that… decisions concerning allocation of investment opportunities among the Partnership and other investment vehicles managed by the General Partner or its affiliates (such as Fund I and Fund II), may give rise to conflicts of interest from time to time to which each Partner hereby consents. For example, the Partners acknowledge and agree that the Partnership may enter into joint venture agreements with its predecessor funds for purposes of making investments.

h)	The General partner intends to make a capital commitment that represents up to 25% of the capital commitments of the Partners.

131. Some of these representations were false and/or misleading, or otherwise have been breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

132. In reliance, in whole or in part, upon the written literature and documents provided by Imbruce, the statements and representations therein and the express oral promises and representations made by the Imbruce Defendants, the Plaintiffs invested in ASYM III LP.

133. The investors were, for a significant time, unable to verify, despite due diligence, the veracity and accuracy of Defendants' representations, including whether the Imbruce Defendants had actually invested in ASYM III LP.

134. Certain assets of ASYM III LP were contributed to Starboard in June, 2011, discussed, infra.

135. On or about January 7, 2011, after a hearing before FINRA in connection with its investigation of Imbruce, FINRA issued a decision, finding that Imbruce willfully violated Rule 105 of Regulation M under the Exchange Act and FINRA Conduct Rule 2110. Imbruce was ordered censured, suspended from associating with any FINRA member firm in any capacity for 30 days, and fined. Imbruce then appealed the FINRA decision.

136. As of March 22, 2011, Imbruce continued his campaign of deception and concealment against the Plaintiffs, and other LPs, preventing them from analyzing, commenting on and/or stopping the formation of new investment structures, the addition of new investors, and the granting of new, extensive, and damaging rights to said investors. In fact, Imbruce concealed relevant financial and transactional documents from his own employees, utilizing computer programs in which only he had access.

137. Said pattern is perfectly illustrated and evidenced by an e-mail, wherein Imbruce states the following to his employees at Defendants, Glenrose/Asym: “[n]o one is ever permitted to send any materials to any LP, SOS, nor Brad Higgins without my [Imbruce’s] approval – there will be no exceptions.”

138. He then states in said e-mail, despite the above-referenced false and contrary representations in marketing materials, that Plaintiff, Higgins, “is Chairman as a title only and has no authority in our operations and is not authorized to access our confidential information.”

139. In or around April, 2011, the Imbruce Defendants represented the following in a Hunton LP "Newsletter":

Asym is pursuing a roll-up of Asym Managed Partnership interests into 'Newco', which will combine all assets included in Hunton Oil Partners LP ['Hunton LP'], Giddings Oil & Gas LP [Giddings LP], as well as select assets owned by Asym Energy Fund III LP [ASYM III LP]. We plan to utilize Newco as a monetization vehicle for Asym Managed Partnership Assets. We anticipate that the roll-up will also include the assets owned by the oil and gas company (Impetro Resources LLC) in which [Giddings LP] has interests, but are not already owned.

The roll-up is conceptual at the moment, but the objective is to, upon completion of the roll-up, create a monetization vehicle for our investors. We are exploring multiple public vehicles in which to fold Newco, which Asym Energy Investments LLC ("ASYM") intends to operate and control. We expect the transaction will result in each Limited Partner owning Newco equity in a tax free exchange. We expect such a transaction will benefit investors and include (i) scale and operating efficiencies, (ii) investment liquidity, and (iii) premium valuation.

Asym will continue to manage funds primarily focused on lease acquisitions, drilling programs, and special situations, while Newco develops the properties it owns. We expect that Newco will operate out of the San Antonio, TX office and be managed by Asym.

140. Some of the representations in said Newsletter are false and/or misleading, and omit material information regarding the “roll-up” referenced therein. Some of these representations confirm that Imbruce was acting as an investment advisor.

141. On or about May 6, 2011, the Imbruce Defendants entered into a Term Sheet ("Summerline Term Sheet") with non-party, Summerline.

142. Said Term Sheet involved the formation by Imbruce of a new entity, Starboard, to acquire Summerline's interests in Impetro, in exchange for, among other things, the granting of equity interests and other rights to Summerline in Starboard. Starboard was the "Newco" referenced in Defendants’ April, 2011, Newsletter.

143. Ultimately, Summerline’s interests in Impetro would be combined with the assets of the three Plaintiff Limited Partnerships to form Starboard.

144. On or about May 9, 2011, Defendant, Imbruce, sent Plaintiff, SOSv, through its agent, Brad Higgins, the Summerline Term Sheet for his comments and purportedly his approval on behalf of SOSv.

145. Higgins, on behalf of himself, SOSv or the other Limited Partners, never approved the Summerline Term Sheet.

146. On May 9, 2011, Higgins, by e-mail to Imbruce, provided his comments, including questions regarding the Summerline Term Sheet that remain unanswered by Imbruce to this date.

147. In said e-mail, Higgins expressed concern regarding the granting of an $18,400,000 "put" option to Summerline if the new entity failed "to use its best efforts to complete [a] reverse merger on or before six months from the closing date."

148. These concerns and questions were expressed by Higgins thereafter, and were never allayed or answered by Imbruce. Imbruce merely indicated to SOSv and Higgins that Imbruce "had taken care of it", and then stopped sharing drafts of the Summerline term sheet or other information with SOSv, Higgins, and the other LPs.

THE STARBOARD ROLL-UP TRANSACTION

149. On or about June 2, 2011, Imbruce formed Starboard Resources, LLC, n/k/a Starboard Resources, Inc. ("Starboard"), and appointed himself President and CEO thereof, and his company, Defendant, ASYM LLC, Managing Member thereof. Imbruce also controlled what purported to be the Starboard Board of Directors. The assets of the three Plaintiff Partnerships and those assets of non-party Summerline were eventually rolled into Starboard in exchange for equity in Starboard ("The Roll-up Transaction").

150. In connection with the Roll-up, the three limited partnerships initially were issued approximately 87% of the equity in Starboard in exchange for contributed assets and some cash.

151. In connection with the Roll-up, the Summerline entities initially were issued approximately 13% of the equity of Starboard in exchange for contributed assets.

152. An investment interest in Starboard is a "security", as defined under § 36b-3(19) of CUSA and §73-103(a)(20) of DSA.

153. In connection with Starboard, the Imbruce Defendants acted as an "Investment Adviser" and/or "Investment Adviser Agent" and/or "Issuer" for the sale of a security, as defined under §§ 36b-3(11) and (17), respectively, of CUSA, and/or as an "Agent" and/or an "Issuer" and/or a "Promoter" for the sale of a security, as defined under DSA §§ 73-103(a)(1), (a)(11) and (a)(14), respectively.

154. In connection with Starboard, the Imbruce Defendants charged management and other fees through an affiliate, despite falsely claiming they would not receive any fees in the roll up.

155. In connection with Starboard, the Imbruce Defendants failed to register as investment advisers and/or investment adviser agents with the States of Connecticut and Texas in violation of CUSA and TSA.

156. In connection with Starboard, the Imbruce Defendants, acted as aforesaid under CUSA, DSA and TSA, to promote Starboard as a security investment to the Plaintiff Partnerships and/or solicited the Plaintiff Partnerships by way of oral representations and promises, and by way of written literature, which included, among other things, an Operating Agreement, a Securities Purchase Exchange Agreement ("SPEA"), subscription agreements, marketing material and asset contribution agreements (hereinafter, "written literature").

157. On June 10, 2011, prior to, but in connection with, the Roll-up Transaction, the Imbruce Defendants, purportedly on behalf of entities he then controlled, i.e. Starboard, Giddings LP and Giddings Investments, surreptitiously entered into the SPEA with Summerline. The SPEA primarily was an agreement to combine the assets of the parties thereto in exchange for equity in Starboard. Said assets included the debt, equity and drilling participation rights in Impetro owned by Summerline, Giddings LP and Gidding Investments. The SPEA also set forth certain rights the parties obtained in consideration of their asset contribution to Starboard. Starboard would be subject to the rights of the parties to the SPEA.

158. In order to induce Summerline to enter the SPEA and contribute its assets to Starboard, Imbruce fraudulently claimed to have his own "skin in the game", and fraudulently claimed that he personally owned Giddings Investments and its attendant drilling participation rights.

159. In connection with the Starboard Roll-up Transaction, the drilling participation rights purportedly owned by Giddings Investments were contributed to Starboard in exchange for membership units in Starboard.

160. In a June 1, 2011, e-mail from Defendant, Imbruce, to Plaintiff, Higgins, Imbruce represented, in connection with the Starboard Roll-up Transaction, that Giddings LP would receive $365,000, relating to debt owed by Impetro. Imbruce also orally represented that this amount would be distributed to the Giddings LPs.

161. Upon information and belief, this amount was never distributed to Giddings LP, has been withheld by Giddings Genpar, and wrongfully used to pay Imbruce's expenses.

162. On or about June 13, 2011, the Starboard Roll-up transaction closed. Hunton LP, Giddings LP and Asym III LP contributed certain assets and/or cash for membership interests in Starboard. Said transaction combined these assets with assets contributed by Summerline via the antecedent SPEA.

163. Via the SPEA, Imbruce secretly granted Summerline rights and remedies unavailable to the Plaintiffs, including an $18.4 million "put" option, obligating Starboard, presumably with the assets of the Plaintiff Limited Partnerships, to purchase Summerline's equity interests for that amount in the event Starboard failed to use "commercially reasonable efforts" to close a reverse merger or IPO.

164. Despite not being parties to the SPEA, Hunton LP and ASYM III LP, would purportedly be subject to its onerous terms and penalties, since their assets and/or cash were contributed to Starboard in the Roll-up Transaction, and they then became equity-holders therein.

165. The Imbruce Defendants stood on both sides of the SPEA and Starboard Roll-up Transaction. The Imbruce Defendants controlled Starboard as the managing member, sole officer, and effectively, sole board member. Through the Defendant General Partners, they also controlled the Limited Partnerships who were selling their assets to Starboard in exchange for equity therein and/or buying Starboard equity for cash.

166. The SPEA also obligates Starboard to pay a "going public delay fee" of $60,715 per month in the event a reverse merger was not consummated within 150 days after the closing date.

167. As was normal operating procedure for the Defendants, this material penalty was not disclosed to the Plaintiffs prior to the Roll-up Transaction.

168. As noted, Imbruce stood on both sides of the Starboard transaction as Managing Member of Starboard and as a beneficiary of the Going Public Delay Fee as the General Partner of Giddings LP and purported owner of Giddings Investments.

169. No matter what happened, Imbruce would receive fees. If a reverse merger occurred, Imbruce would purportedly receive a performance fee under the Limited Partnership Agreements. If a reverse merger did not occur, Imbruce would continue to receive management fees, and going public delay fees. Unlike the Limited Partners, he couldn't lose.

170. This put and delay fee liability, and the favorable, fail-safe, contingent treatment for Imbruce, among other things, were never shared with the Plaintiffs or other investors in numerous presentations and disclosures, including post-roll-up investor presentations. In fact, they were intentionally concealed from the Plaintiffs. Moreover, despite disclosing the global concept of the Starboard Roll-up Transaction, the details of the transaction were hidden from the Limited Partners.

171. Imbruce entered into the Starboard Roll-up Transaction without seeking the consent or approval of the Limited Partners, despite clauses in the Limited Partnership Agreements requiring their consent to the assignment of their interests.

172. Plaintiffs were not given the Starboard Operating Agreement until long after it was consummated, despite multiple demands for information regarding Starboard. Outrageously, the SPEA was not disclosed to Plaintiffs until November 11, 2011, and only after Plaintiffs made yet another demand for the Summerline closing documents, and threatened litigation.

173. Up until that point, Imbruce even concealed same from Plaintiff, Andy Lee, who worked with the Imbruce Defendants. According to Lee, Imbruce denied and locked up computer access to the Starboard transactional documents.

174. In the SPEA, the Imbruce Defendants, in their capacity as the General Partners of the Limited Partnerships, known as the "Sellers" in the SPEA, as they were selling their assets to Starboard in exchange for Starboard equity, made the following representations, in pertinent part:

a)
Such Seller is a validly existing limited partnership, … and has all requisite partnership… power and authority, as applicable to enter into and perform its obligations under this agreement and to consummate the transactions contemplated hereby and thereby;

b)
This agreement, each of the transaction documents and each of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership… action… of such Seller and no further consent or authorization is required by such Seller, its General Partner, Limited Partners, … or other equity holders;

c)
Neither this agreement nor any of the transactions provided for herein or in any transaction document, violates… any provision of such Sellers'… limited partnership agreement or similar organizational documents… any agreement by which such Seller or any of its properties is bound… or … any federal, state or local law, rule or regulation or judicial order applicable to each seller or its properties…;

d)
No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or other person on the part of such Seller is required in connection with the execution, delivery and performance of this agreement or any other transaction document, or such Seller's purchase of the purchased units;

e)
Such seller has sufficient knowledge and experience in investing in companies similar to the company so as to be able to evaluate the risks and merits of its investment in the company and is able financially to bear the risks thereof.

f)
Such Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the company and materials relating to the offer and sale of the purchased units that have been requested by such Seller;

g)
Such Seller and its advisors, if any, have been afforded the opportunity to ask questions of, and have received answers from, the company with respect to the company and the transactions contemplated hereby…;

h)
Such seller understands that its investment in the purchased units involves a high degree of risk. Each Seller has sought and reviewed such accounting, legal and tax advice as it has considered necessary to make and form an investment decision with respect to its acquisition of the securities;

i)
Such Seller's financial situation is such that such Seller can afford to bear the economic risk of holding the purchased units for an indefinite period of time, and such Seller can afford to suffer the complete loss of Seller's investment in the purchased units;

j)
Neither such Seller nor any of its officers, members, managers, partners or affiliates has incurred any obligation or commitment to any person for any finders, brokers or other similar commission or compensation in respect of the transaction contemplated by this agreement;

k)
There are no claims, actions, suits, arbitrations, investigations or proceedings pending against or affecting or, to the knowledge of such Seller, threatened against such Seller, or any of it officers or employees (in their capacities as such), relating to the transactions contemplated by this agreement, by any governmental authority;

l)
Such Seller has good and marketable title to each of such Seller's exchanged securities… There are no preemptive, conversion, subscription or other rights, options, warrants or agreements granted or issued by, or binding upon, such Seller for the purchase or acquisition of any of such Seller's exchanged securities;

m)	The representations and warranties of each Seller contained in this agreement shall be true and correct in all material respects ...;

n)
There shall be no law, rule or regulation and no order shall have been entered (and not vacated) by a court or administrative agency of competent jurisdiction in any litigation, which… enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby, … restricts or interferes with, in any material way, the operation of the company or its respective businesses or assets or materially adversely affects the financial condition, results of operations, properties, assets, business or prospects of the company; and there shall be no litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of any of the foregoing;

o)
The decision of each Seller to acquire the purchased units pursuant to this agreement has been made by such Seller independently of any other Seller and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, result of operations, condition (financial or otherwise) or prospects of the company… which may have been made or given by any other Seller or by any agent or employee of any other Seller ...;

p)
Nothing contained herein, and no action taken by any Seller pursuant hereto or thereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Seller shall be entitled to independently protect and enforce its rights, including the rights arising out of this agreement, and the other transaction documents, and it shall not be necessary for any other Seller to be joined as an additional party in any proceeding for such purpose.

175. These representations were false and/or misleading, or were otherwise breached. Some of these representations confirm that Imbruce was acting as an investment advisor.

176. On or about June 13, 2011, in connection with the Roll-up Transaction, ASYM III LP entered into a Subscription Agreement with Starboard. In their capacity as the General Partner for ASYM III LP, as Investor, the Imbruce Defendants made the following representations, in pertinent part:

a)	This Agreement and the Operating Agreement… constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

b)
The undersigned has the financial ability to bear the economic risk of the undersigned's investments (including the possible loss of the other side's entire investments), has adequate means for providing for the undersigned's current needs and personal contingencies and has no need for the liquidity with respect to the undersigned's investment in the company.

177. These representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

178. On or about June 13, 2011, in connection with the Roll-up Transaction, Starboard and Giddings LP entered into a Subscription Agreement. In their capacity as the General Partner of Giddings LP, as Investor, the Imbruce Defendants made the following representations, in pertinent part:

a)	This Agreement and the Operating Agreement… constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

b)
The undersigned has the financial ability to bear the economic risk of the undersigned's investments (including the possible loss of the other side's entire investments), has adequate means for providing for the undersigned's current needs and personal contingencies and has no need for the liquidity with respect to the undersigned's investment in the company.

179. These representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

180. On or about June 13, 2011, in connection with the Roll-up Transaction, Starboard and ASYM III LP entered into a Contribution Agreement.

181. The Imbruce Defendants, in their capacity as General Partner of ASYM III LP, as Contributor, made the following representations, in pertinent part:

a)
Contributor is a limited partnership… Contributor has all limited partnership power and authority necessary to own the assets and operate the business, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

b)
The execution and delivery of this Agreement by Contributor and the performance by contributor of its obligations under this agreement will not conflict with or result in a breach or violation of, or constitute a default under, the organizational documents of Contributor. This Agreement is, and on the transfer date will be, the legal, valid and binding obligation of Contributor;

c)
Contributor's execution, delivery and performance of its obligations under this Agreement do not and will not… result in the breach of any of the terms or conditions of, or constitute a default under… any… contract, agreement… or other instrument or obligation to which Contributor is a party or by which Contributor is bound or by which any of the assets are affected… and will not violate any law, rule or regulation of any governmental body or administrative agency applicable to the assets or the operation of the business by Contributor, or any order, writ, injunction or decree of any court, administrative agency or governmental body binding on Contributor and applicable to the assets or the business;

d)
Contributor possess all material governmental permits, licenses and authorizations necessary to conduct the business as presently conducted by Contributor. Contributor has operated his business in compliance in all material respects with all material laws applicable to the business or the assets;

e)
There are no suits, actions, claims, investigations, or inquiries or proceedings now pending or, to the knowledge of Contributor, threatened against Contributor arising out of Contributor's operation of the business or Contributor's use of the assets;

f)
Contributor has sufficient knowledge and experience in investing in companies similar to the company so as to be able to evaluate the risks and merits of its investment in the company and is able financially to bear the risks thereof.

182. These representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

183. On or about June 13, 2011, in connection with the Roll-up Transaction, Starboard and Giddings LP entered into a second Contribution Agreement.

184. The Imbruce Defendants, in their capacity as General Partner of Giddings LP, as Contributor, made the following representations, in pertinent part:

a)
Contributor has all limited partnership power and authority necessary to own the assets and operate the business, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

b)
The execution and delivery of this Agreement by Contributor and the performance by contributor of its obligations under this agreement will not conflict with or result in a breach or violation of, or constitute a default under, the organizational documents of Contributor. This Agreement is, and on the transfer date will be, the legal, valid and binding obligation of Contributor;

c)
Contributor's execution, delivery and performance of its obligations under this Agreement do not and will not… result in the breach of any of the terms or conditions of, or constitute a default under… any… contract, agreement… or other instrument or obligation to which Contributor is a party or by which Contributor is bound or by which any of the assets are affected… and will not violate any law, rule or regulation of any governmental body or administrative agency applicable to the assets or the operation of the business by Contributor, or any order, writ, injunction or decree of any court, administrative agency or governmental body binding on Contributor and applicable to the assets or the business;

d)
Contributor possesses all material governmental permits, licenses and authorizations necessary to conduct the business as presently conducted by Contributor. Contributor has operated his business in compliance in all material respects with all material laws applicable to the business or the assets;

e)
There are no suits, actions, claims, investigations, or inquiries or proceedings now pending or, to the knowledge of Contributor, threatened against Contributor arising out of Contributor's operation of the business or Contributor's use of the assets;

f)
Contributor has sufficient knowledge and experience in investing in companies similar to the company so as to be able to evaluate the risks and merits of its investment in the company and is able financially to bear the risks thereof.

185. These representations were false and/or misleading. Some of these representations confirm Imbruce was acting as an investment advisor.

186. On or about June 13, 2011, in connection with the Roll-up Transaction, Starboard and Hunton LP entered into a Contribution Agreement.

187. The Imbruce Defendants, in their capacity as General Partner of Hunton LP, as Contributor, made the following representations, in pertinent part:

a)
Contributor has all limited partnership power and authority necessary to own the assets and operate the business, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

b)
The execution and delivery of this Agreement by Contributor and the performance by contributor of its obligations under this agreement will not conflict with or result in a breach or violation of, or constitute a default under, the organizational documents of Contributor. This Agreement is, and on the transfer date will be, the legal, valid and binding obligation of Contributor;

c)
Contributor's execution, delivery and performance of its obligations under this Agreement do not and will not… result in the breach of any of the terms or conditions of, or constitute a default under… any… contract, agreement… or other instrument or obligation to which Contributor is a party or by which Contributor is bound or by which any of the assets are affected… and will not violate any law, rule or regulation of any governmental body or administrative agency applicable to the assets or the operation of the business by Contributor, or any order, writ, injunction or decree of any court, administrative agency or governmental body binding on Contributor and applicable to the assets or the business;

d)
Contributor possesses all material governmental permits, licenses and authorizations necessary to conduct the business as presently conducted by Contributor. Contributor has operated his business in compliance in all material respects with all material laws applicable to the business or the assets;

e)
There are no suits, actions, claims, investigations, or inquiries or proceedings now pending or, to the knowledge of Contributor, threatened against Contributor arising out of Contributor's operation of the business or Contributor's use of the assets;

f)
Contributor has sufficient knowledge and experience in investing in companies similar to the company so as to be able to evaluate the risks and merits of its investment in the company and is able financially to bear the risks thereof.

188. These representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

189. On or about June 13, 2011, in connection with the Roll-up Transaction, Defendant Gregory Imbruce executed a "Written Consent of the Manager". In said document, the Imbruce Defendants, as sole manager of Starboard, unilaterally designate Defendant Gregory Imbruce as President of Starboard and unilaterally authorize the Starboard Roll-up Transaction.

190. On or about June 13, 2011, in connection with the Roll-up Transaction, Starboard and ASYM III LP entered into a Subscription Agreement.

191. In their capacity as the General Partner of ASYM III LP, as Investor, the Imbruce Defendants made the following representations, in pertinent part:

a)	This Agreement and the Operating Agreement… constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

b)
The undersigned has the financial ability to bear the economic risk of the undersigned's investments (including the possible loss of the other side's entire investments), has adequate means for providing for the undersigned's current needs and personal contingencies and has no need for the liquidity with respect to the undersigned's investment in the company.

192. These representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

193. On or about June 28, 2011, Starboard and Giddings LP entered into another Subscription and Investment Representation Agreement.

194. In their capacity as General Partner of Gidding LP, as Investor, the Imbruce Defendants made the following representations, in pertinent part:

a)	This Agreement and the Operating Agreement… constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

b)
The undersigned has the financial ability to bear the economic risk of the undersigned's investments (including the possible loss of the other side's entire investments), has adequate means for providing for the undersigned's current needs and personal contingencies and has no need for the liquidity with respect to the undersigned's investment in the company.

195. These representations were false and/or misleading. Some of these representations confirm that Imbruce was acting as an investment advisor.

196. Based upon the Imbruce Defendants’ exclusive control, and in reliance upon the written literature and documents provided to them by Imbruce, the statements and representations therein and the express promises and representations made by the Imbruce Defendants, as well as the Imbruce Defendants' concealment of material information, the Plaintiff Limited Partnerships and Plaintiff Limited Partners did not immediately object to, seek to revise, and/or seek to overturn the Roll-up Transaction. In fact, since Starboard now has participated in credit facilities, acquired additional assets, and drilled additional wells, it would be virtually impossible to “undo” the Roll-Up.

197. From July 20, 2011 through July 22, 2011, Gregory Imbruce held multiple conference calls with the Limited Partners to purportedly report on the formation of Starboard and the Roll-up Transaction.

198. During these conference calls, Imbruce did not disclose the existence of the Summerline Put, the Going Public Delay Fees or the fact that Giddings Investments was purportedly owned by Defendant, Giddings Genpar, and not Giddings LP. Moreover, again, the Imbruce Defendants misrepresented and inflated the valuation of the Starboard Assets. Imbruce also did not disclose the FINRA investigation and FINRA’s adverse findings against him, which ultimately were discovered by the LPs.

199. Imbruce's post-roll-up statements and representations were false and/or misleading. Some of these representations confirmed that Imbruce was acting as an investment advisor.

200. In post-closing marketing material, the Imbruce Defendants represented that their exit strategy for Starboard was a reverse merger into a public entity, specifically, a Special Purpose Acquisition Company ("SPAC").

201. In said marketing material, finalization of transaction terms with the SPAC were projected for the fourth quarter of 2011, and a merger was projected for the first quarter of 2012. In said marketing material, the Defendant represented that "upon merging with the SPAC… [It] will allow each investor the opportunity to sell… the stock."

202. In his pursuit of a SPAC and reverse merger transaction, Imbruce continued to inflate and misrepresent the valuation of the Starboard assets. Such fraudulent inflation was obviously designed to increase Imbruce's performance fee under the Limited Partnership Agreements. However, inflating the valuation of Starboard assets made it more difficult to sell Starboard or consummate a reverse merger, as a discerning buyer or SPAC, through due diligence, would conduct their own appraisal, discover such inflation, and reject a deal. However, this did not dissuade Imbruce, as he would still get his going public delay fees, and management fees.

203. The Imbruce Defendants did not get an independent valuation or appraisal of the assets of the three limited partnerships contributed to Starboard in the Roll-up, or the Summerline assets. In fact, Imbruce’s own valuations were misleading and arbitrary in order to potentially induce other investors to invest with Imbruce in the future.

204. The Imbruce Defendants arbitrarily assigned a valuation of approximately $112,000,000 to $116,550,000 to Starboard.

205. The Imbruce Defendants knowingly and fraudulently inflated the valuation of Starboard. In fact, when confronted regarding his valuation, Imbruce reportedly stated, "We can put any value on this we want to."

206. In said marketing material, the Imbruce Defendants also implied, through financial figures, that Giddings Investments was part of the total Giddings LP equity in Starboard, again leading the Giddings Limited Partners to believe Giddings LP exclusively owned Giddings Investments.

207. It was never discussed why the Giddings Drilling Participation Rights were held by Giddings Investments, and not simply held directly by Giddings LP. It was also never disclosed why Giddings Investments held equity in Starboard, and why such equity was not simply held by Giddings LP.

208. Said marketing material also represented that the Starboard transaction could result in a "cash distribution: to the LPs".

209. Said marketing material also represented that the Imbruce Defendants were not being compensated for the Roll-up. However, the Imbruce Defendants did receive compensation for the Roll-up, disguising such fees as “closing costs”, and/or receiving other disguised fees. Moreover, eventually, the Imbruce Defendants received management fees in connection with the roll-up.

210. The representations in the post roll-up marketing materials were false and/or misleading. Said representations confirm that Imbruce was acting as an investment advisor.

211. In or around August of 2011, through a “books and records” request that still has not been complied with, certain LPs formally demanded disclosure of all the transactional documents in connection with the Starboard Roll-up.

212. During this same time, certain Limited Partners demanded that the Imbruce Defendants allow a bona fide board of directors to be formed at the Starboard level and for Gregory Imbruce to relinquish total and complete control of Starboard.

213. During this time, the Imbruce Defendants made written presentations to Mutual of Omaha and other lenders in an effort to obtain financing. Nowhere in the presentations did the Imbruce Defendants disclose the Summerline Put, an $18,400,000 liability.

214. Not satisfied with one act of bank fraud, the Imbruce Defendants also provided prospective bankers with the inflated valuation of the Starboard assets in their presentations.

215. Because of the intervention of certain Limited Partners, Imbruce eventually was compelled to disclose the Summerline Put to Mutual of Omaha. Mutual of Omaha would not extend the credit facility without Summerline agreeing to subordinate, which Summerline refused to do.

216. During this time, Imbruce also inflated the valuation of the Starboard assets in pursuing a reverse merger with SPAC sponsors, such as SCG Financial Holdings LLC (“SCG”).

217. Because SCG, through due diligence, questioned the veracity and accuracy of Imbruce's valuation of Starboard, SCG refused to consummate or otherwise pursue a reverse merger with the Imbruce Defendants. In fact, the principal of SCG, in discussing why a reverse merger did not occur with the Imbruce Defendants, stated as follows: “[SCG] works with people who work inside the lines of the law.”

218. In November 2011, after discovering the existence of the Summerline Put and the Summerline Going Public Delay Fees, Plaintiff, SOSv commenced a lawsuit against the Imbruce Defendants ("SOSv Litigation").

219. On or about December 19, 2011, Plaintiff, SOSv, served an Amended Complaint against the Imbruce Defendants.

220. On January 13, 2012, the Imbruce Defendants issued a "Third Quarter Newsletter", containing purported Third Quarter 2011 results and preliminary Fourth Quarter 2011 results attendant to Starboard (“Newsletter”).

221. In said Newsletter, the Imbruce Defendants again, through financials, represent that Giddings Investments was part of the total Giddings LP ownership, again leading the Giddings Limited Partners to believe that Giddings Investments was exclusively owned by Giddings LP.

222. In said Newsletter, the Imbruce Defendants represented that Imbruce was the Chief Investment Officer of ASYM and had primary responsibility for the overall strategic direction of ASYM's investment activities, including with regard to Starboard.

223. Said Newsletter also confirmed that Imbruce was acting as an investment advisor.

224. On or about January 20, 2012, the SOSv Litigation ended, resulting in a conditional settlement agreement with the Imbruce Defendants ("The Settlement Agreement").

225. As part of said settlement, voting authority of each Limited Partnership was transferred to the Limited Partners on the basis of a supermajority vote of 87.5%.

226. In connection with the settlement of the SOSv litigation, the parties also entered into a Mutual Release Agreement effective on January 20, 2012.

227. The Settlement Agreement ("Release") contained conditions and exceptions to the release of Imbruce by SOSv.

228. Said Release contained the following clause: "Exclusions from release. Notwithstanding the foregoing, the parties acknowledge and agree that this Release does not extend to the respective rights and obligations of the parties set forth in this Release or the Letter Agreements."

229. As part of the Letter Agreements referenced in the exclusions to the Release, the Limited Partnership Agreements and the representations contained therein were renewed and restated. Therefore, the Imbruce Defendants’ obligations under the Limited Partnership Agreements, including the obligation to be truthful, were not released. Moreover, the renewed and restated representations were false and misleading. Plaintiff SOSv relied on same in consummating the Settlement Agreement.

230. The Settlement Agreement also required Imbruce to make certain truthful representations as a condition precedent to the release of Imbruce by SOSv.

231. In connection with the Settlement, the Imbruce Defendants represented that they had not diverted any oil and gas opportunities from Starboard. This representation was false and misleading.

232. The Imbruce Defendants also represented that it had used "commercially reasonable efforts to consummate the merger" as defined under the SPEA. This representation was false and misleading.

233. By fraudulently inflating the valuation of the Starboard assets, inter alia, the Imbruce Defendants diverted oil and gas opportunities from Starboard, and did not use commercially reasonable efforts to "consummate the merger" as defined under the SPEA.

234. If the Imbruce Defendants did not fraudulently inflate the valuation of the Starboard assets, it is likely that a merger as defined under the SPEA, or an asset sale, would have been consummated, avoiding the going public delay fees, which have been paid and are accruing and ongoing up to the present date. Starboard continues to pay going public delay fees to Summerline and accrue such fees to Giddings LP. Because of Imbruce’s wrongful acts, Starboard has refused to pay going public delay fees to him or his affiliates.

235. The Imbruce Defendants’ breach of these representations renders SOSv's release under the Settlement Agreement null and void.

236. Moreover, the false representations contained in the settlement are also actionable and not subject to the release.

237. Aside from the exceptions and conditions precedent to the Release, because the Imbruce Defendants were, at the time the Settlement Agreement was executed, in violation of CUSA, DSA and TSA, they are precluded from enforcing The Settlement Agreement to their benefit under CUSA §36b-29h, DSA §73-605(f) and TSA §581-33(k).

238. Upon information and belief, after January 20, 2012, the Imbruce Defendants continued to charge and receive management fees, and expected a performance fee, in connection with Hunton LP, and acted as an investment adviser thereto.

239. Upon information and belief, after January 20, 2012, the Imbruce Defendants failed to register as an investment adviser with the State of Connecticut regarding Hunton LP.

240. Upon information and belief, after January 20, 2012, the Imbruce Defendants continued to charge and receive management fees, and expected a performance fee, in connection with Giddings LP, and acted as an investment advisor thereto.

241. Upon information and belief, after January 20, 2012, the Imbruce Defendants failed to register as an investment adviser with the State of Connecticut regarding Giddings LP.

242. Upon information and belief, after January 20, 2012, the Imbruce Defendants continued to charge and receive management fees, and expected a performance fee, in connection with ASYM III LP and acted as an investment advisor thereto.

243. Upon information and belief, after January 20, 2012, the Imbruce Defendants failed to register as an investment adviser with the State of Connecticut regarding ASYM III LP.

244. As a result of the settlement, Imbruce was removed as the Managing Member of Starboard.

245. As a result of the settlement, Imbruce was removed as the President of Starboard.

246. As a result of the settlement, Imbruce was removed as the CEO of Starboard.

247. As a result of the settlement, Imbruce was removed as the Chairman of the Starboard Board of Directors.

248. As a result of the settlement, Imbruce was removed from sole control of Starboard.

249. As a result of the settlement, a six member Board of Directors was established to control Starboard.

250. Said Board consisted of two independent board members chosen by the Imbruce Defendants, Charles Henry and Bill Mahoney, now Plaintiffs herein.

251. Said Board also consisted of Imbruce, as an ASYM representative, Peter Benz as a Summerline representative and Bill Liao as an SOSv representative.

252. Lastly, Michael Pawelek, CEO of Starboard, joined the Board.

253. In addition, the Starboard Board hired new, independent counsel for Starboard with no connection to the Imbruce Defendants.

254. On or about February 9, 2012, the Board of Directors of Starboard convened a meeting. At said meeting, it was noted that a prospective lender, Mutual of Omaha, required a standstill of the Summerline Put before it would provide critically necessary financing to Starboard.

255. Mutual of Omaha was the very same lender from which Defendant Imbruce concealed the Summerline Put.

256. On February 27, 2012, the Starboard Board of Directors, including Imbruce, voted to proceed with an underwriting agreement with Aegis Capital in order to facilitate a public offering for Starboard. An underwriting agreement was signed shortly thereafter with Aegis.

257. During this time, Defendant Imbruce, was actively "shopping" a deal for Starboard, unilaterally and without the authority of Starboard.

258. On or about February 29, 2012, attorneys for Starboard demanded that the Imbruce Defendants cease and desist from disclosing Starboard's confidential company information in connection with their efforts to sell the company. Aside from confidentiality concerns, Starboard was concerned about the truthfulness of Imbruce's representations to prospective buyers.

259. Thereafter, Aegis informed the Board of Directors that it could not proceed with underwriting and assisting Starboard in going public while Defendant Imbruce remained on the Starboard Board of Directors. Aegis expressed concern over Imbruce's FINRA history, and claimed it would jeopardize the closing and pace of a going public transaction.

260. On April 20, 2012, during a Board of Directors meeting, Summerline, also because of Imbruce’s FINRA history, demanded that Imbruce step down from the Starboard Board. Summerline threatened to exercise its Put option unless Mr. Imbruce resigned from the Board. Defendant Imbruce refused to resign from the Board, obviously shirking his fiduciary duties.

261. Starboard financial statements as of December 31, 2011, showed the $18,400,000 Summerline Put as a current liability. As of April 20, 2012, when Mr. Imbruce was requested to resign from the Board, Starboard did not have the cash liquidity to satisfy this obligation. The existence or exercise of the Summerline Put option would make it impossible to go forward with the going public transaction underwritten by Aegis Capital, and would otherwise cripple Starboard.

262. Thus, on or about April 20, 2012, the Starboard Board of Directors (excluding Imbruce) unanimously decided that Defendant, Gregory Imbruce, should be removed from the Board for malfeasance and breach of fiduciary duties.

263. Again, Mr. Imbruce had a self-centered motive to refuse to resign, as an effective registration statement would effectively cut off his management fees because the Limited Partnerships would be dissolved and wound up.

264. As of April 23, 2012, Mr. Imbruce was delaying his vote relative to Starboard converting from an LLC to a C corporation, which would facilitate a going public transaction.

265. Again, Mr. Imbruce caused this delay as he would benefit from the payment or accrual of the "going public delay fee", which Starboard would have to pay to both Summerline and Defendant Imbruce's entity, ASYM, and he would continue to be paid management fees as General Partner of the three Limited Partnerships.

266. On or about April 30, 2012, the Imbruce Defendants issued a Notice of Capital Call relative to ASYM III LP. The intent of the capital call was to once again benefit Imbruce at the expense of the Limited Partners, to wit: An investment in a public company affiliated with Imbruce, and from which Imbruce would receive a finder’s fee or other compensation.

267. On or about May 2, 2012, the Imbruce Defendants sent a letter to the Starboard Board of Directors purportedly resigning, conditionally, from the Starboard Board of Directors. As a condition to his resignation, Imbruce insisted upon providing advisory support to the Starboard Board of Directors.

268. The Imbruce Defendants Appointed Craig Dermody as the director for Starboard to replace Imbruce pursuant to the Starboard Operating Agreement. Mr. Dermody is affiliated with one of the Limited Partners.

269. Starboard counsel rejected Imbruce's conditions for resignation, averring that, in any event, he had been properly removed as Director and did not timely cure his fiduciary violations. Nevertheless, Starboard accepted Mr. Dermody as Imbruce's Board replacement.

270. On or about May 7, 2012, FINRA rejected Imbruce's appeal of its adverse decision against him and affirmed said decision, again finding that Imbruce willfully violated the Securities Act of 1934 and FINRA Conduct Rule 2110.

271. On May 11, 2012, a super-majority of Limited Partners of ASYM III LP demanded the termination of Imbruce's April, 2012, capital call request.

272. Said Limited Partners demanded that the capital call request be withdrawn or terminated on the following grounds: that they had lost faith in his ability to effectively manage their investment; that he was in breach of his fiduciary duties by engaging in acts of self-interest, and that despite representations otherwise, he still had not made any capital contribution to the Limited Partnership, either as a Limited Partner or General Partner.

273. Said demand for termination also referenced Imbruce's failure to disclose the Summerline Put to the Limited Partners. It was also noted that Starboard was experiencing financial difficulty in being unable to obtain critically necessary financing because of the Summerline Put.

274. On or about May 15, 2012, the Imbruce Defendants rescinded the capital call request for ASYM III LP, effectively accepting the Limited Partners' demand for termination thereof.

275. On May 16, 2012, certain Plaintiff Limited Partners issued a settlement demand to the Imbruce Defendants.

276. Said Limited Partners threatened litigation against the Imbruce Defendants in light of the financial difficulties experienced by Starboard because of, among other things, the Summerline Put and its damaging liability exposure for Starboard.

277. In said settlement demand, Plaintiffs demanded that the Imbruce Defendants effectuate a termination and waiver of the Summerline Put in exchange for consideration to be paid solely out of the Imbruce Defendants’ carried interest/performance fee, meaning without any contribution from the Limited Partners.

278. The rationale behind such demand was that Mr. Imbruce had surreptitiously granted Summerline the $18,400,000 Put, and put the Partnerships investments unnecessarily at risk.

279. On May 17, 2012, the Imbruce Defendants responded to the Plaintiff's settlement demand in pertinent part:

All parties will cooperate with Summerline in order to reach agreement where Summerline terminates and waives… the Summerline Put. It is currently contemplated that Summerline's equity interest in Starboard will be increased by 4% - 5% in consideration of its agreement to terminate the Put. Giddings Investments LLC will contribute all of its equity in Starboard to Summerline as necessary to satisfy this increase in equity. If additional equity is required, it will dilute the Limited Partnerships on a pro rata basis".

(Emphasis Added.)

280. Consistent with his past attempts to steal the drilling participation rights from the Giddings Limited Partners, Imbruce was trying to use the Limited Partners' equity in Giddings Investments as consideration for the Put waiver, and avoid using his own carried interest or performance fee to effectuate same.

281. In effect, the Imbruce Defendants were offering Summerline the equity of Giddings Investments, which was not Imbruce's to offer. The Imbruce Defendants’ offer created the impression that Imbruce was claiming ownership of Giddings Investments. Plaintiffs' concern was well-founded as they later learned that Imbruce, though he claims differently now, not only claimed ownership of Giddings Investments and did own it through Giddings Genpar, but also in the SPEA referenced above, represented that there was no joint venture or other linkage between Giddings Investments and Giddings LP.

282. This led Plaintiffs to request financial and other information relative to Giddings Investments from Imbruce.

283. On or about May 23, 2012, counsel for the Imbruce Defendants responded to Plaintiffs' request and stated in pertinent part:

Giddings Investments was set up about the time that [Giddings LP] was set up to preserve certain drilling participation rights relating to Impetro. Giddings Investments contributed these rights to Impetro at the time of the recap and it was contemplated that Giddings Investments would ultimately be part of [Giddings LP]. We proposed using these interests to settle Summerline, but as an alternative, these interests could be folded into [Giddings LP] or prorated to each of the 3 funds, and then the three funds could contribute to settle Summerline pro rata. Giddings Genpar [the General Partner of Giddings LP and Defendant herein] is the nominal owner, but I understand that the shares are reflected in [Giddings LP] [financial] statements… It was disclosed and does not differ from what was presented. The [Giddings Investments] Starboard units were shown as Giddings LP units. The [Giddings LP] Partnership Agreement contemplates this to preserve drilling participation rights.

284. These statements are false and/or misleading. These statements confirm that Imbruce was acting as an investment advisor.

285. At this time, the Imbruce Defendants never claimed that the equity in Giddings Investments was also owned by ASYM III LP, a claim they made seven (7) months later on December 13, 2012.

286. Moreover, this was the first time it was disclosed to the Giddings Limited Partners that Giddings LP did not officially own Giddings Investments, but that Imbruce affiliate, Defendant Giddings Genpar, did. Moreover, Plaintiffs discovered an audit wherein Imbruce claimed to the auditors that Defendant, Giddings Genpar, owned Giddings Investments outright, without any reference to Giddings Genpar holding it for the benefit of Giddings LP, as he claimed after being caught trying to own Giddings Investments for himself.

287. On May 23, 2012, after discovering that Giddings Investments was not actually owned by Giddings LP as represented in multiple financial statements and marketing pieces, but instead owned by the Imbruce Defendants, the Limited Partners of Giddings LP demanded that the Imbruce Defendants assign the ownership of Giddings Investments LLC to Giddings LP.

288. Also, on May 23, 2012, the Plaintiff Limited Partners, as well as other Limited Partners, again demanded that the Imbruce Defendants effectuate a waiver of the Summerline Put with their own assets without any contribution from the Limited Partners. Again, the Limited Partners threatened litigation.

289. Thereafter, the Plaintiff Limited Partners in Giddings LP learned that Defendant Imbruce had represented to Summerline that he, in fact, was the owner of the equity in Giddings Investments, and not Giddings LP. The Giddings Limited Partners thereafter discovered the Impetro Drilling Participation Agreement which was executed solely on behalf of Giddings Investments, with no reference to Giddings LP.

290. Thus, despite the Imbruce Defendants’ implicit representations in financial documents and marketing material that Giddings Investments was part of the financials of Giddings LP or otherwise owned by Giddings LP, Defendant Imbruce was stating the opposite to Summerline, and offering property that was not his in order to effectuate a waiver of the Summerline Put. Clearly, at all times, he was trying to steal the Impetro drilling participation rights for himself by and through Giddings Investments, an entity he owned, through Defendant, Giddings Genpar.

291. However, he was caught, and his fall-back position was that he “always” represented that Giddings Investments was part of Giddings LP in financial statements, and that Giddings Genpar held Giddings Investments for the “sole benefit” of Giddings LP. Of course, Mr. Imbruce has refused to turn over financials relating to Giddings Investments. Upon information and belief, Imbruce, until he was caught, used Giddings Investments to benefit himself financially, and not the Limited Partners.

292. At some point, Plaintiff, William Mahoney, confronted Defendant Imbruce relative to Imbruce's claim to Summerline that he owned Giddings Investments.

293. Defendant Imbruce reportedly told Mr. Mahoney that he was negotiating a waiver of the Summerline Put with Summerline, and, during said negotiations, he lied to Summerline regarding the ownership of Giddings Investments, supposedly for the benefit of Bill Mahoney and the other Limited Partners. Apparently, Imbruce had always told Summerline that Giddings Investments was his, and, in order to retain credibility with them and effectively negotiate the Put waiver, he had to maintain the veneer of his ownership of Giddings Investments and its attendant equity in Starboard. Clearly, Imbruce was getting caught in his web of lies. To Summerline, he claimed ownership of Giddings investments. To the LPs, he now claimed they owned Giddings Investments. Summerline was led to believe that Imbruce had "skin in the game" and that Imbruce financed the purchase of Giddings Investments, its drilling participation rights, and ultimately Starboard equity, with his own money.

294. In reality, Mr. Imbruce never intended for Giddings Investments to actually be owned by Giddings LP. Not until he was caught trying to steal the equity therein did he explicitly, unequivocally, admit that Giddings Investments was indeed owned by Giddings LP. However, despite such admission, Imbruce would eventually attempt to take 40% of Giddings Investments away from Giddings LP and assign that ownership percentage to ASYM III LP in order to falsely enhance the returns of ASYM III LP.

295. On or about June 6, 2012, the Giddings LPs again formally demanded that Imbruce return the Starboard equity held by Giddings Investments to Giddings LP and threatened litigation.

296. Despite said demand, Defendant did not assign Giddings Investments or its equity in Starboard to Giddings LP.

297. In fact, according to Plaintiff, Andy Lee, who worked at Defendant, ASYM Investments, Defendant Imbruce stated that he was not going to return the Starboard equity of Giddings Investments, to Giddings LP, but hold and retain such equity hostage as a bargaining chip in negotiations with the Plaintiffs. In fact, during this time, Imbruce, through counsel, stated that he would only return Giddings Investments if he was given a full release.

298. On or about June 20, 2012, because of Mr. Imbruce's refusal to use his own assets as consideration to effectuate a waiver of the Summerline Put and Starboard’s failure to go public as contemplated by the SPEA, Starboard, agreed to issue an additional 5% of common stock in Starboard to Summerline in exchange for its waiver of said Put. Said proposal also required that Starboard convert to a Delaware "C" Corporation. Unfortunately, due to Imbruce's prior gross negligence, and the company’s inability to enter into a “Going Public” transaction, Summerline maintained its rights to going public delay fees, as well as crippling veto rights over the transactional future of Starboard.

299. Thus, on or about June 28, 2012, a majority in interest of the Limited Partners consented to authorize Starboard to convert from a Delaware Limited Liability Company to a Delaware "C" Corporation.

300. Shares were issued upon conversion and designated to be owned in accordance with the sharing percentage of limited liability company units in Starboard. The consent and conversion did not affect changes in Starboard's ownership structure.

301. Thereafter, because of their distrust of the Imbruce Defendants, on July 10, 2012, a super-majority of Limited Partners in the three Limited Partnerships agreed to accept the capital stock of Starboard as a distribution in kind upon the liquidation and dissolution of the Limited Partnerships, preventing the Imbruce Defendants, as General Partners of the three Partnerships, from controlling a stock sale, manipulating cash distributions and padding expenses.

302. On or about July 12, 2012, the Imbruce Defendants issued Notices of Distribution to the Limited Partners of each of Giddings LP, Hunton LP and ASYM III LP, notifying said Limited Partners that the General Partners of such Partnerships were distributing 30% of the Membership Interests of Starboard and/or the associated right to receive shares of capital stock following the conversion of Starboard to a C corporation. According to the Imbruce Defendants, the remaining 70% of the Membership Interests and/or the associated right to receive shares of capital stock following the conversion of Starboard to a C corporation would be used to satisfy the liabilities of such Limited Partnerships and distributed in accordance with the applicable limited partnership agreements.

303. The Imbruce Defendants had no legal or contractual basis to withhold 70% of distributable shares of Starboard from the Limited Partners of Giddings LP, Hunton LP and ASYM III LP.

304. The Imbruce Defendants had no legal or contractual basis to distribute any shares because they did not comply with the following clause in the Settlement Agreement: "Rothstein Kass shall provide an independent audit of any liquidating distributions and performance fees resulting from monetization and no distribution to the Partners, or payment of performance fees, shall be made until such audit is delivered to all partners and a majority in interest of the partners have not objected to the audit within ten (10) business days of its receipt."

305. Thereafter, the Limited Partners demanded that Imbruce distribute at least 70% of the shares to the Limited Partners which Imbruce refused and/or failed to do.

306. Because of Imbruce's refusal to return the Starboard equity held by Giddings Investments to Giddings LP, among other things, in July, 2012, the Plaintiffs brought the instant action.

307. On or about July 26, 2012, in connection with a demand for documents by the Imbruce Defendants to Starboard, Starboard, through its counsel, questioned Imbruce's authority to act on behalf of the Plaintiff Limited Partnerships.

308. Specifically, Starboard counsel requested that the Imbruce Defendants provide confirmation that they were either registered as investment advisers under CUSA or exempt from such registration.

309. In addition, Starboard requested that the Imbruce Defendants, as to Giddings Investments, provide documentation showing that Imbruce was the beneficial owner of the relevant Starboard company shares, and not Giddings LP, as alleged in the instant lawsuit.

310. Upon information and belief, the Imbruce Defendants never responded to Starboard relative to its authority to act as the General Partners of the Plaintiff Limited Partnerships and also did not provide documentation relative to the ownership of Giddings Investments and its attendant equity in Starboard.

311. In or around December, 2012, the State of Connecticut, Department of Banking, Securities and Business Investments Division, opened up a fraud and compliance investigation of Gregory Imbruce and the Imbruce Defendants.

312. On or about December 13, 2012, the Imbruce Defendants issued a letter to the Limited Partners of Giddings LP and ASYM III LP. In said letter, the Imbruce Defendants arbitrarily, and without authority, deducted 39.9% of equity ownership of Giddings LP in Giddings Investments and its equity share in Starboard, and assigned that percentage of ownership to Plaintiff ASYM III LP.

313. Said letter states in pertinent part:

This letter is intended to clarify ... the beneficial ownership of… 550,000 shares… of Starboard Resources… which is presently held in the name of Giddings Investments… As you know, both [Giddings LP] and [ASYM III LP] had rights under a certain Participation Agreement between Giddings Investments… and Impetro… which indirectly granted [Giddings LP] and [ASYM III LP] rights to participate in the drilling of… oil and gas well locations…, provided that the participating entity paid a proportionate share of the drilling cost. Neither [Giddings LP] nor [ASYM III LP], however, had the capital necessary to exploit all of such participation rights. In June 2011, both [Giddings LP] and [ASYM III LP] exchanged their assets for membership interests in Starboard… Since it wasn't clear which entity would have been in a financial position to exploit the participation rights, it was also unclear how to determine the value of such rights between these entities and, therefore, how the related membership interests in Starboard… should be designated. For this reason and to retain rights under certain agreements associated with the Starboard… transaction, the associated membership interests assigned to the participation rights were issued to Giddings Investments… an affiliate of the General Partners of [Giddings LP] and [ASYM III LP], to hold… for [Giddings LP] and [ASYM III LP]. The General Partners of [Giddings LP] and [ASYM III LP] have now determined that the proper allocation between the partnerships of such membership interest is to be shared on a pro-rata basis, which results in… (60.1%) and… (39.9%) membership units being held for the benefit of [Giddings LP] and [ASYM III LP], respectively. Starboard Resources… converted those membership interests into common stock of Starboard Resources… Thus, Giddings Investments today holds title to 550,000 shares of Starboard Resources in common stock, which are held solely for the benefit of the partners of [Giddings LP] and [ASYM III LP]. Giddings Investments… itself currently has no economic interest in these shares except for the amounts associated with the performance fees due to the General Partners. Additionally, Giddings Investments… has no additional assets… [O]ur attorneys provided several written statements…, clearly stating that Giddings Investments, LLC holds the Starboard Resources, Inc. common stock solely for the benefit of the Partners of [Giddings LP] and [ASYM III LP].

(Emphasis Added.)

314. These statements were false, misleading, and a breach of the Giddings Limited Partnership and Subscription Agreements. These statements confirm that Imbruce was acting as an investment advisor.

315. Moreover, consistent with Imbruce's inflated valuations of the Starboard assets, his allocation and split of Giddings Investments is based upon "junk" economics.

316. ASYM III LP was not in existence on March 4, 2010 when Giddings Investments and Impetro entered into the Drilling Participation Agreement, much less a party thereto, and otherwise did not have rights therein.

317. Additionally, the Starboard Roll-up Transaction occurred in June, 2011. Again, the Impetro Drilling Participation Agreement took place in March, 2010, a year earlier than the Starboard roll-up. Imbruce's claim that the drilling participation rights were assigned to Giddings Investments because of the Starboard transaction is a total fabrication.

318. Moreover, Imbruce counsel never represented that ASYM III LP was an owner of Giddings Investments.

319. Furthermore, Giddings LP did have the capital to exploit such participation rights.

320. The Imbruce Defendants, because of their fraud, should be compelled to pay the 39.9% of Giddings Investments they have promised to ASYM III LP out of their carry or performance fees and not out of Giddings LPs' share of Giddings Investments.

321. Lastly, Giddings Investments does have other assets, including the purported right to delay fees, and presumably other rights concealed by Imbruce.

322. In fact, on or about December 12, 2012, the Imbruce Defendants, purportedly on behalf of Giddings LP and Giddings Investments, demanded that Starboard pay them approximately $454,000, representing going public delay fees.

323. Said letter scheduled a conference call between the Limited Partners and the Imbruce Defendants on December 18, 2012. During said conference call, the Imbruce Defendants made multiple misrepresentations, including representing that going public delay fees purportedly owed by Starboard to Giddings LP, would be directed to the Limited Partners, as opposed to being paid directly to Mr. Imbruce and his affiliates.

324. On or about December 19, 2012, the State of Connecticut, Department of Banking, Securities and Business Investments Division, sent a letter to counsel for the Imbruce Defendants. In said letter, the State informed the Imbruce Defendants of the following: "[S]ince the General Partners did not manage funds exceeding $25,000,000,… [they were not] exempt… from investment adviser registration under State law."

325. On or about December 21, 2012, Mr. Imbruce sent an e-mail to the Limited Partners of Giddings denying that he offered to pay the going public delay fees directly to the Limited Partners, claiming such payment would be dependent upon his legal expenses going forward.

326. Presumably, Mr. Imbruce was referring to indemnification and/or advancement of legal fees by Giddings LP pursuant to the Giddings Limited Partnership Agreement. However, Mr. Imbruce has never provided a written undertaking to reimburse the Partnership for legal fees paid in the event he is found to not be entitled to indemnification, as required under all three Limited Partnership Agreements.

327. Moreover, because Mr. Imbruce was not a registered investment adviser as required under Connecticut law, and is in violation of other CUSA provisions, he is not entitled to the benefit of indemnification under the Giddings Limited Partnership Agreement, and not entitled to enforce the going public delay fee provision in the SPEA for his benefit. Moreover, he is not entitled to utilize any protective clauses in the Limited Partnership Agreements to prevent his removal as General partner of each partnership.

328. On or about January 22, 2013, in a frivolous and fraudulent attempt to avoid liability under CUSA, the Imbruce Defendants sent letters to every Limited Partner offering to refund each Limited Partners’ investment in each of the three partnerships with interest at the rate of 6% per year from the date of investment.

329. The aggregate investment in all three Limited Partnerships was approximately $15,900,000.

330. Upon information and belief, as of January 22, 2013, the Imbruce Defendants did not possess the financial ability to pay the Limited Partners $15,900,000 plus 6% interest from the time of their investments, and thus their offers of rescission constitute additional fraudulent acts under Connecticut, Delaware and Texas Law.

331. On or about February 4, 2013, Plaintiffs demanded that the Imbruce Defendants produce certain financial documents pursuant to Connecticut law, which has never been satisfied by Imbruce.

332. On or about February 6, 2013, a majority of the Giddings Limited Partners served a Notice of Removal of Imbruce's affiliate, Defendant, Giddings Genpar, as General Partner of Giddings LP, for cause, and appointed Plaintiff, Charles Henry, as the new General Partner.

333. On or about February 7, 2013, a majority of the Hunton Limited Partners served a Notice of Removal of Imbruce's affiliate, Defendant, Hunton Genpar, as General Partner of Hunton LP and appointed Plaintiff, Charles Henry, as the new General Partner.

334. On or about February 14, 2013, Plaintiffs made a "books and records" request pursuant to Delaware law and the Limited Partnership Agreements, which has never been satisfied.

335. On or about February 28, 2013, a majority of the ASYM III LP Limited Partners served a Notice of Removal of Imbruce's affiliate, Defendant, ASYM Capital III, as General Partner of ASYM III LP, for cause, and appointed Plaintiff, Charles Henry, as the new General Partner.

336. Because Mr. Imbruce was not a registered investment advisor as required under Connecticut law, and is in violation of other CUSA, DSA and TSA provisions, he is not entitled to enforce any provision in the limited partnership agreements to prevent his removal as general partner.

337. Moreover, because he committed fraud, he can be removed without complying with the removal procedures in the limited partnership agreements under Delaware law.

338. On or about March 21, 2013, in purported response to a books and records request by the Plaintiffs, the Imbruce Defendants provided “financial information” to Plaintiffs. The “financial information” was misleading, incomplete, and unintelligible. The “financial information” confirms that Imbruce was acting as an investment advisor. The “financial information” also confirms that Imbruce was obscuring information from the investors to hide potential indiscretions in financial management.

339. On or about April 6, 2013, the Imbruce Defendants responded to the three notices removing him as General Partner of the three partnerships. As with all communications from Imbruce, this too was replete with false and misleading statements, including but not limited to, the following:

a)	That the limited partners of the three limited partnerships cannot effect a removal of the general partners;

b)	That the limited partners breached the agreements by failing to give the general partners an opportunity to take corrective action within 60 days;

c)	That the Imbruce Defendants were exempt from the registration requirements of the State of Connecticut as an investment advisor;

d)	That the Imbruce Defendants did not promise to personally invest in the limited partnerships as either a general partner or limited partner;

e)	That the Imbruce Defendants did in fact personally invest in the limited partnerships;

f)	That "at all relevant times...the general partners had well more than $25,000,000.00 under management...."

g)	That the general partners sent legitimate offers of rescission to each of the limited partners and had the financial ability to make restitution of approximately $15,900,000 plus 6% interest.

340. On or about May 9, 2013, and thereafter, certain Plaintiffs and other ASYM III LP limited partners received what purported to be a capital call from the Imbruce Defendants relating to ASYM III LP and dated April 26, 2013. Said capital call was fraudulently back-dated and fraudulently issued. Imbruce is no longer the General Partner of ASYM III LP and thus does not have the authority to issue a capital call. Moreover, said capital call was procedurally defective as it did not comport with the ASYM III LP partnership agreement.

341. On or about May 9, 2013, Plaintiff, Charles Henry, III, the rightful General Partner of ASYM III LP, rescinded Imbruce’s frivolous attempt at a capital call.

SUMMARY OF THE IMBRUCE DEFENDANTS’ WRONGFUL ACTS

342. The Imbruce Defendants committed the following wrongful acts, in connection with Hunton LP, Giddings LP and ASYM III LP:

343.  In violating § 36b-4(a)(1) of CUSA and § 73-201(1) of the Delaware Securities Act by employing devices, schemes or artifices to defraud;

344.  In violating § 36b-4(a)(2) of CUSA and § 73-201(2) of the Delaware Securities Act by making untrue statements of material fact or omitting to state a material fact necessary in order to make the statements made in the light of the circumstances under which they are made, not misleading.

345.  In violating § 36b-4(a)(3) of CUSA and § 73-201(3) of the Delaware Securities Act by engaging in acts, practices or courses of business which operate or would operate as a fraud or deceit upon any person;

346.  In violating § 36b-4(b) of CUSA by engaging in dishonest or unethical practices in connection with the offer, sale or purchase of any security;

347.  In violating § 36b-5(a)(1) of CUSA and § 73-305(a) of the Delaware Securities Act by acting as an investment advisor and employing devices, schemes or artifices to defraud others;

348.  By violating § 36b-5(a)(2) of CUSA and § 73-305(b) of the Delaware Securities Act by making untrue statements of a material fact or omitting to state material facts necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

349.  In violating § 36b-5(a)(3) of CUSA and § 73-305(a) of the Delaware Securities Act by engaging in acts, practices or courses of business which operate or would operate as a fraud or deceit upon other persons;

350.  In violating § 36b-5(b)(1)(B) of CUSA and § 73-305(c)(2) of the Delaware Securities Act by assigning Partnership rights and assets of Hunton LP to HO LLC and Hunton Genpar;

351.  In violating § 36b-5(c) of CUSA and § 73-305(e) of the Delaware Securities Act in having custody of securities or funds of the Limited Partners without notification to the Commissioner(s) or otherwise in violations of regulations promulgated by the Commissioner(s) that regulate such custody;

352.  In that Imbruce violated § 36b-5(e)(1) of CUSA by employing devices, schemes and artifices to defraud in soliciting advisory business;

353.  In that Imbruce violated § 36b-5(e)(2) of CUSA by making untrue statements of material fact, or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances on which they are made, not misleading in soliciting advisory business;

354.  In that Imbruce violated § 36b-5(e)(3) of CUSA by engaging in acts, practices or courses of business which operate as a fraud or deceit in soliciting advisory business;

355.  In violating § 36b-5(f) of CUSA by engaging in dishonest or unethical practices in connection with the rendering of investment advice;

356.  In violating § 36b-5(f) of CUSA by engaging in dishonest and/or unethical practices in connection with the solicitation of investment advisory business;

357.  In violating § 36b-6(b) of CUSA and § 73-301(b) of the Delaware Securities Act by acting as an issuer and employing an agent unregistered under the acts;

358.  In violating § 36b-6(c)(1) of CUSA by transacting business in the State of Connecticut as an investment advisor in connection with the partnerships without being registered with the State as such and not exempted;

359.  In violation of § 36b-6(2) of CUSA in that its principal, Imbruce, transacted business in the State of Connecticut as an investment advisor agent and was unregistered as such in this State and not exempted;

360.  In violating § 36b-6(3) of CUSA by engaging Imbruce as an investment advisory agent who was not registered with the State of Connecticut and not exempted;

361.  In violating § 36b-24 of CUSA by making or causing to be made to the Limited Partners representations that it did not have to register as an investment advisor under the Act or that it was otherwise exempt;

362. In failing to register the securities of the Partnership or register for an exemption in violation of § 36b-16 of CUSA and § 73-202 of the Delaware Securities Act;

363.  In failing to give the Limited Partners a right to cancellation in violation of CUSA regulations;

364.  In committing fraud by illegally seeking to limit their liability by use of multiple "hedge clauses" in the Partnership and Subscription Agreements and the ASYM III LP PPM;

365.  In violating § 36b-22a of CUSA by failing to provide the Limited Partners upon request a schedule of charges, fees or penalties imposed upon them;

366.  In failing to meet the investment advisory experience requirements in violation of CUSA regulation 36b-31-7b;

367.  Falsely representing to the Limited Partners that Imbruce had invested in the Partnerships as an LP and/or General Partner or otherwise omitting that Imbruce did not invest in the Partnerships;

368.  Falsely representing to the Limited Partners that Imbruce would invest in the Partnership;

369.  In violating § 36b-5(b)(1)(B) of CUSA and § 73-305(c)(2) of the Delaware Securities Act by assigning the Partnership Agreement and seeking a performance fee relative to Giddings Investments as reflected in the Notice of GENPAR dated December 13, 2012;

370.  In violating § 36b-6(c)(1) of CUSA by transacting business in the State of Connecticut as an investment advisor in connection with Giddings Investments without being registered with the State as such, and not being exempt;

371.  In directly deducting fees in violation of CUSA;

372.  Falsely representing to the Limited Partners that Defendants would not receive fees in connection with the Starboard roll-up transaction, when it did in fact receive fees and an ORRI;

373.  In failing to file advertisement materials with the State of Connecticut in violation of § 36b-22 of CUSA and CUSA regulation 36b-31-14a and/or 36b-31-14b;

374.  Failing to disclose all fee arrangements in violation of § 36b-5(b)(1)(D) of CUSA;

375.  Indemnifying itself and affiliates pursuant to the Partnership Agreements while not registered as an investment advisor in violation of § 36b-5 of CUSA;

376.  Indemnifying itself and affiliates in violation of the Partnership Agreements;

377.  Indemnifying itself pursuant to unenforceable Agreements;

378.  Charging fees pursuant to unenforceable Agreements;

379. Charging and seeking fees while not registered as an investment advisor in violation of §36b-5 of CUSA;

380.  Failing to disclose to the Limited Partners financial information, including, most recently, the amount of cash held by the Limited Partnerships, despite multiple requests;

381.  Assigning contract rights to others without the consent of the Limited Partners in violation of § 36b-5(b)(1)(B) of CUSA and § 73-305(c)(2) of the Delaware Securities Act and the Subscription Agreements executed by each of the Limited Partners;

382. Violating § 36b-5(c) of CUSA and CUSA regulation 36b-31-5b and § 73-305(e) of the Delaware Securities Act by having custody of securities or funds and failing to notify the State of Connecticut of such custody;

383.  Failing, at least once every three months, to send the Limited Partners an itemized statement showing the funds and securities in their possession and a record of all debits, credits, and transactions in the client's account for the period in violation of CUSA regulation 36b-31-5b(a)(4);

384.  Failing to have an independent public accountant examine all client funds and securities at least annually without prior notice to the investment advisor in violation of CUSA regulation 36b-31-5b(a)(5);

385.  Failing to annually obtain and file a certificate from an accountant attesting to an examination of the funds and/or securities under management in violation of CUSA regulation 36b-31-5b(a)(5);

386.  Disseminating false or misleading marketing materials in violation of CUSA regulation 36b-31-5a(b);

387.  Usurping the drilling participation rights and equity in HO LLC;

388.  Engaging in the fraudulent charging of fees and expenses;

389.  Falsely representing to the Limited Partners that the Partnerships would generate cash flow and distributions;

390. Falsely representing to the Limited Partners that the Partnerships or their affiliates had either more money under management than it actually had or falsely representing the valuation of funds under management;

391.  Falsely representing to the Limited Partners the valuation of the aggregate of the three Partnerships in connection with the Starboard roll-up;

392.  Falsely representing to prospective lenders the valuation of the three partnerships and/or the Starboard assets;

393.  Falsely representing to prospective SPACs or purchasers of Starboard the valuation of the three partnerships and/or the Starboard assets;

394. Failing to obtain an independent valuation of the three Partnerships in connection with the Starboard Roll-up;

395. Failing to obtain an independent valuation of the three Partnerships and/or the Starboard assets in pursuing a reverse merger or SPAC transaction;

396.  Falsely representing to the Limited Partners that Defendants were not acting as investment advisors, when they in fact were;

397.  Falsely representing to third parties that Defendants were not acting as investment advisors, when they in fact were;

398.  Falsely representing to the Limited Partners that Defendants were exempt from registration as investment advisors;

399. Falsely representing to the Limited Partners that Defendants were exempt from or otherwise complied with the registration requirements of Connecticut Blue Sky Laws;

400.  Falsely representing to the Hunton Limited Partners that Hunton Genpar would not engage in conduct in a manner that discriminates against the Partnership with respect to Partnership properties, securities and other investments;

401.  Assigning and conveying the equity of HO LLC to Hunton Genpar without the consent of the Limited Partners;

402.  Assigning and conveying substantial equity of HO LLC to Hunton Genpar without authority, and in violation of the Hunton Partnership Agreement;

403.  Causing the Partnerships to abandon their purpose as described in the Partnership Agreements;

404. Diverting the Limited Partners’ rights to others outside of the Partnerships in violation of the Partnership Agreements;

405.  Wrongfully representing to Rothstein Kass that Defendants owned HO LLC;

406.  Wrongfully representing to Rothstein Kass that Defendants owned Giddings Investments;

407.  Failing to disclose to the Limited Partners and actively concealing an $18,500,000 put right (“Put”) issued to Summerline;

408.  Forcing the Limited Partners in all funds to effectively pay Summerline approximately $5,000,000 in share value to effectuate the release of the Put;

409. Diluting the shares of each partnership in Starboard relative to the issuance of additional shares to Summerline to effectuate the Put waiver;

410.  Despite demanding that Imbruce use his carry to settle the Summerline put, offering the equity of the Limited Partners as consideration to waive the Put;

411.  Representing in financial documents that HO LLC was owned by Hunton Genpar when it was owned by Hunton LP;

412.  Failing to disclose to the Limited Partners and actively concealing that Summerline had rights to a going public delay fee at the time of the Starboard roll-up transaction;

413.  Being on multiple sides of the Starboard roll-up transaction and creating fees for itself and/or affiliates to the detriment of the Limited Partners;

414.  Negligently and fraudulently causing the delays in going public or consummating a reverse merger;

415.  Withholding the distribution of all the shares to the Limited Partners when the Partnership Agreement is unenforceable by Defendants;

416. Asserting a right to a carried interest and/or performance fee despite the unenforceability of the Partnership Agreements;

417. The representations and warranties of Defendants and its principals and agents were untrue and incorrect at the closing in violation of the Subscription Agreements;

418. The Defendants did not perform or comply with all agreements and conditions in violation of the Subscription Agreements;

419. The breach of fiduciary duties by Imbruce, as a member of the Board of Directors of Starboard, as set forth in the letter of April 23, 2012, from John Fahy, Esq.;

420. In failing to disclose Imbruce's FINRA violations, the FINRA investigation and the adverse FINRA decision to certain Limited Partners. The failure to disclose such investigation and adverse decision were material omissions.

421.  In falsely representing that it was not acting as an investment advisor in the Subscription Agreements;

422.  In falsely representing that it was not acting as an investment advisor in marketing materials;

423.  In breaching common law fiduciary duties;

424.  In that Imbruce fraudulently offered rescission to all of the Limited Partners when he did not have the financial ability to make such payments in violation of CUSA, DSA and TSA and the common law in Connecticut, Delaware and Texas;

425.  In purchasing the Summerline ORRI for Defendants' own account when it was a corporate opportunity for the Partnerships;

426.  In failing to disclose the Summerline Put to a lender until such bank fraud was discovered by the Limited Partners;

427.  Causing the delay of critical financing for Starboard because of the Summerline Put;

428.  Causing Giddings LP the loss of drilling participation rights and equity in Giddings Investments, and in turn equity in Starboard, by conversion, mismanagement and negligence;

429.  Falsely representing to the Giddings Limited Partners that they would be in a senior secured position and ultimately collect dividends and/or interest;

430.  Falsely representing to the Giddings Limited Partners that the purpose of the Partnership was primarily a debt deal not subject to dilution, or subordination;

431.  Assigning and conveying substantial equity of Giddings LP to Asym III LP without the consent of the Giddings Limited Partners, as evidenced by Defendants' notice dated December 13, 2012;

432.  Assigning and conveying substantial equity of Giddings LP to Asym III LP without consideration or inadequate consideration to Giddings LP, as evidenced by the Defendants' notice dated December 13, 2012;

433.  Assigning and conveying substantial equity of the Giddings LP to Asym III LP without authority, and in violation of the Giddings Partnership Agreement, as evidenced by Defendants' notice dated December 13, 2012;

434.  In making false and fraudulent representations in Defendants' notice dated December 13, 2012, regarding Giddings Investments LLC;

435.  Refusing upon demand from the Giddings Limited Partners to return the equity held in Giddings Investments to Giddings LP;

436.  Fraudulently, representing to third-party, Summerline Asset Management, LLC and their affiliates (“Summerline”), that Imbruce owned the equity in Giddings Investments, and the attendant equity in Starboard, and not the Limited Partners;

437.  Attempting to mislead the Limited Partners of Giddings LP that Defendants owned the equity of Giddings Investments to avoid using Defendants' carry or performance fee to settle the Summerline Put, and then admitting through counsel, after being caught in a lie, that the equity in Giddings Investments was actually held solely for the benefit of the Limited Partners;

438.  Representing in some financial documents that Giddings Investments was owned by Giddings LP and representing in other documents that it was owned by Giddings GENPAR;

439.  Falsely claiming that the Limited Partners had rights to going public delay fees when in reality Defendants intended the fees to be solely for Imbruce's benefit;

440.  Falsely claiming that Defendants' attorneys represented that Giddings Investments was also held for the benefit of Asym III LP in the Notice of GENPAR dated December 13, 2012;

441.  Falsely claiming that Giddings Investments was also held for the benefit of Asym III LP;

442.  Attempting to convert the going public delay fees to Defendants' own use despite the unenforceability of the Giddings Limited Partnership Agreement;

443.  Attempting to convert the going public delay fees to Defendants' own use when Defendants negligently and fraudulently caused the delays in going public;

444.  Falsely representing in the Private Placement Memorandum dated July 8, 2010 (“PPM”) to the ASYM III LP Limited Partners that ASYM Genpar was not required to register as an investment advisor, when it in fact was; and

445.  Falsely representing in the PPM to the ASYM III LP Limited Partners that ASYM Genpar was exempt from registration as an investment advisor.

FIRST COUNT:	INJUNCTIVE RELIEF BY HUNTON LIMITED PARTNERS AND HUNTON LP AGAINST IMBRUCE DEFENDANTS

1-445. Paragraphs 1 through 445 are hereby made Paragraphs 1 through 445 of the First Count, as if fully set forth herein.

446. The Imbruce Defendants have breached the Hunton LP Agreement, as described above.

447. The Imbruce Defendants have breached their fiduciary duties to the Hunton Limited Partners and/or Hunton LP.

448. The Imbruce Defendants have engaged in common law fraud and misrepresentation.

449. The Imbruce Defendants have engaged in civil theft and conversion.

450. The Imbruce Defendants have violated the securities laws and regulations under CUSA, DSA and TSA and pursuant to § 36b-29(h) of CUSA, § 73-605(f) of DSA and § 581-33(k) of TSA, and common law, cannot enforce any rights under the Hunton Limited Partnership Agreement, including any purported right to a performance fee.

451. In light of the Imbruce Defendants' pattern of continuous wrongful acts, Plaintiffs, individually and on behalf of Hunton LP, have suffered and will continue to suffer extreme hardship and actual and immediate irreparable injury, loss and damage if Defendants are not enjoined as requested herein.

452. Plaintiffs have no adequate remedy at law and the injunctive relief sought is Plaintiffs’ only means for securing such relief as the continued wrongful acts by the Imbruce

Defendants will irreparably harm Plaintiff.

453. There is a substantial likelihood that Plaintiffs will prevail on the merits.

454. In light of the Imbruce Defendants' pattern of continuous wrongful acts, Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of Hunton LP since the Imbruce Defendants were removed as General Partner as of April 7, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with Hunton LP;

c)	Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of Hunton LP, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of Hunton LP and/or from controlling the distributions of the Hunton LPs' interests in Starboard, and/or from controlling the Hunton LPs’ interests in Starboard;

e)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with Hunton LP, including for advancement of attorneys' fees and/or indemnification; and

f)	Be ordered to fully submit to a books and records inspection.

SECOND COUNT:	DECLARATORY JUDGMENT BY HUNTON LIMTED PARTNERS AND HUNTON LP AGAINST IMBRUCE DEFENDANTS

1-454. Paragraphs 1 through 454 are hereby made Paragraphs 1 through 454 of the Second Count, as if fully set forth herein.

455. An actual bona fide and justifiable controversy exists between the Plaintiffs and Defendants with respect to Defendants' ability to enforce the Hunton Limited Partnership Agreement and any rights thereunder, and/or any agreement in its purported capacity as General Partner.

456. Plaintiffs seek a declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement.

457. Plaintiffs also seek a declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner.

THIRD COUNT:	UNJUST ENRICHMENT BY HUNTON LIMITED PARTNERS AND HUNTON LP AGAINST IMBRUCE DEFENDANTS

1-457. Paragraphs 1 through 457 of the Complaint are hereby made Paragraphs 1 through 457 of the Third Count, as if fully set forth herein.

458. By their wrongful acts, the Imbruce Defendants were unjustly enriched at the expense of and to the detriment of Hunton LP and the Hunton Limited Partners.

459. Plaintiffs are entitled to restitution from the Imbruce Defendants and Plaintiffs seek an order of this Court disgorging all wrongfully obtained profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches.

FOURTH COUNT:	ACTION FOR ACCOUNTING AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-459. Paragraphs 1 through 459 of the Complaint are hereby made Paragraphs 1 through 459 of the Fourth Count, as if fully set forth herein.

460. On various occasions, the Limited Partners requested financial information from the Imbruce Defendants relating to their investments and partnership interests and rights, as well as an inspection of all books and records, to ascertain an accounting of his business activities.

461. On various occasions, the Imbruce Defendants were obligated to provide the Hunton Limited Partners financial information regarding Hunton LP.

462. The Imbruce Defendants have repeatedly failed and refused to provide such information.

463. Plaintiffs request an Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff Hunton LP from January 1, 2009, to the present; the appointment of a receiver, and a judgment in accordance with said accounting.

FIFTH COUNT:	ACTION FOR IMPOSITION OF A CONSTRUCTIVE TRUST AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-463. Paragraphs 1 through 463 of the Complaint are hereby made Paragraphs 1 through 463 of the Fifth Count, as if fully set forth herein.

464. The Imbruce Defendants have wrongly retained funds, shares and assets of the Plaintiffs and/or have used said funds, shares and assets for their own enrichment, related to Hunton LP.

465. The Imbruce Defendants have failed and/or will fail to account for said funds, shares, and assets and have failed to return same at the request of the Plaintiffs.

466. The Imbruce Defendants have engaged in the aforementioned acts intentionally and with reckless indifference to the Plaintiffs’ rights.

467. As a result of the aforementioned conduct, the Plaintiffs seek a judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the Plaintiffs.

SIXTH COUNT:	COMMON LAW FRAUD AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-467. Paragraphs 1 through 467 of the Complaint are hereby made Paragraphs 1 through 467 of the Sixth Count, as if fully set forth herein.

468. In connection with all transactions referenced herein concerning Hunton LP, the Imbruce Defendants fraudulently concealed material information from the Limited Partners, omitted material facts and made fraudulent misrepresentations and false statements of material fact to Plaintiffs.

469. These representations were untrue and known to be untrue by Imbruce at the time they were made.

470. These representations were made in order to induce Plaintiffs to make equity investments with and through Imbruce, to approve and/or not object to certain transactions, and/or to refrain from taking corrective action.

471. Plaintiffs reasonably and justifiably relied, to their detriment, on these representations and were further injured by the Imbruce Defendants’ material omissions and concealment.

472. As a direct and proximate result of the aforementioned fraud, Plaintiffs have been damaged.

SEVENTH COUNT:	BREACH OF FIDUCIARY DUTIES AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-472. Paragraphs 1 through 472 of the Complaint are hereby made Paragraphs 1 through 472 of the Seventh Count, as if fully set forth herein.

473. A fiduciary relationship existed between the Plaintiffs and the Imbruce Defendants.

474. The fiduciary relationship gave rise to a duty of loyalty on the part of Imbruce towards the Plaintiffs and Hunton LP which in turn gave rise to an obligation to act in the best interests of the Plaintiffs and Hunton LP as well as a fiduciary obligation to act in good faith in any matter relating to the Plaintiffs and Hunton LP, including an attendant duty to disclose.

475. The Imbruce Defendants, in their multiple capacities, advanced their own interests to the detriment of the Plaintiffs, and thereby breached their fiduciary duties to Plaintiffs, including Hunton LP.

476. The Imbruce Defendants did not perform their duties in good faith, they did not use the same care a reasonable person would have used in the same situation, and they acted in ways they could not reasonably believe were in the best interests of the partnership.

477. As a direct and proximate result of the aforementioned breaches of fiduciary duties, the Plaintiffs, individually and on behalf of Hunton LP, have sustained damages.

EIGHTH COUNT:	CONVERSION AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-477. Paragraphs 1 through 477 of the Complaint are hereby made Paragraphs 1 through 477 of the Eight Count, as if fully set forth herein.

478. The Imbruce Defendants, without authorization, and pursuant to unenforceable provisions in the Hunton Partnership Agreement, have converted assets belonging to the Hunton Limited Partners.

479. The Imbruce Defendants, without authorization, diverted Hunton LP’s assets for their own use to the exclusion of and to the detriment of Hunton LP and the Hunton Limited Partners.

480. The Imbruce Defendants, without authorization, diverted and converted Hunton LP’s equity in Starboard by claiming unenforceable performance fees, and taking unauthorized management fees.

481. The Imbruce Defendants’ conduct in assigning Drilling Participation Rights to their affiliate, HO LLC, constitutes conversion.

482. The Imbruce Defendants’ conduct in wrongfully retaining more than 30% of shares of Starboard constitutes conversion.

483. The Imbruce Defendants’ conduct in wrongfully claiming bogus expenses constitutes conversion.

484. Upon information and belief, Defendant Gregory Imbruce continuously and improperly acquired and utilized investment funds belonging to the Plaintiffs for his own use and personal benefit.

485. The Imbruce Defendants continue to wrongfully exercise dominion and control over the assets and rights of Hunton LP and the Hunton Limited Partners, converting them to their own use and enjoyment in a manner inconsistent with the rights of Hunton LP and the Hunton Limited Partners.

486. The continuous, improper acquisition, utilization and conversion of Plaintiffs' investment funds by Defendant Gregory Imbruce, for his own use and personal benefit, deprived the Plaintiffs of the use of said investment funds for an indefinite period of time.

487. The continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and personal benefit, was done knowingly, willfully and/or recklessly, and was unauthorized.

488. The continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and benefit, harmed the Plaintiffs and caused them to suffer substantial loss and damages.

489. Defendant Gregory Imbruce purposely and fraudulently concealed from the Plaintiffs his unauthorized and improper acquisition, utilization and conversion of the Plaintiffs' investment funds, for his own use and personal benefit, for an indefinite period of time, through a continuing course of conduct that was unfair, deceptive, immoral, oppressive, and/or unscrupulous.

490. As a result of the Imbruce Defendants’ conversion, Plaintiffs have suffered damages.

NINTH COUNT:	CIVIL THEFT AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-490. Paragraphs 1 through 490 of the Complaint are hereby made Paragraphs 1 through 490 of the Ninth Count, as if fully set forth herein.

491. Upon information and belief, the Imbruce Defendants, through an investment advisory agreement unenforceable by said Defendants, continuously and improperly acquired, utilized and converted investment funds, shares and/or other assets which belonged to the Plaintiffs, for their own use and benefit, including the theft of shares in Starboard to compensate the Imbruce Defendants for an unenforceable performance fee.

492. The continuous, improper acquisition, utilization and conversion of said investment funds, assets and Starboard shares, which belonged to the Plaintiffs, for their own use and benefit, deprived the Plaintiffs of the use of same for an indefinite period of time.

493. The continuing course of conduct of the Imbruce Defendants in improperly acquiring, utilizing and converting same which belonged to the Plaintiffs, for their own use and benefit, was unauthorized and intentional and in violation of Conn. Gen. Stat. § 52-564.

494. The intentional continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and personal benefit, in violation of Conn. Gen. Stat. § 52-564, harmed the Plaintiffs and caused them to suffer substantial loss and damages.

495. By virtue of the foregoing, Plaintiffs are entitled to treble damages pursuant to Connecticut General Statutes § 52-564.

TENTH COUNT:	CIVIL CONSPIRACY AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-495.           Paragraphs 1 through 495 of the Complaint are hereby made Paragraphs 1 through 495 of the Tenth Count, as if fully set forth herein.

496. Imbruce, together with Giddings Investments, Giddings Genpar, Hunton Genpar, Asym Genpar, Glenrose, and Asym LLC, agreed by words or conduct to accomplish the unlawful goal of defrauding Plaintiffs, and to conceal such fraud.

497. As a direct and proximate result of such conspiracy, Plaintiffs have been damaged.

ELEVENTH COUNT:	NEGLIGENCE AGAINST IMBRUCE DEFENDANTS BY HUNTON LIMITED PARTNERS AND HUNTON LP

1-497. Paragraphs 1 through 497 of the Complaint are hereby made Paragraphs 1 through 497 of the Eleventh Count, as if fully set forth herein.

498. At all times relevant hereto, the Imbruce Defendants, acting as Manager, Investment Adviser and/or Agent and/or an Issuer and/or Promoter for Hunton, LP, as those terms are defined under CUSA, DSA and TSA, owed a continuing duty to the Plaintiffs to exercise that degree of care which a skilled manager, investment adviser, agent, issuer and/or promoter of ordinary prudence acting in such capacity would have exercised in providing said services to the Plaintiffs.

499. The Plaintiffs maintained their investments in Hunton, LP in reliance upon the Imbruce Defendants having acted as aforesaid.

500. The Imbruce Defendants, acting in the capacities as Investment Adviser and/or Agent and/or Issuer and/or Promoter for Hunton, LP, as those terms are defined under CUSA, DSA and TSA, were negligent and careless in the performance of their duties and their conduct fell below the acceptable standard of care of manager, and/or Investment Adviser and/or Agent and/or Issuer and/or Promoter, and constituted a breach of the duty owed to the Plaintiffs, causing the Plaintiffs to suffer substantial losses and damages with respect to their investments.

501. Said negligence and carelessness was the proximate cause of substantial losses and damages suffered by the Plaintiffs.

TWELFTH COUNT:	INJUNCTIVE RELIEF BY SOSv and HIGGINS AGAINST IMBRUCE DEFENDANTS RE: GIDDINGS LP

1-501. Paragraphs 1 through 501 are hereby made Paragraphs 1 through 501 of the Twelfth Count, as if fully set forth herein.

502. The Imbruce Defendants have breached the Giddings LP Agreement, as described above.

503. The Imbruce Defendants have breached their fiduciary duties to SOSv and Higgins and/or Giddings LP.

504. The Imbruce Defendants have engaged in common law fraud and misrepresentation.

505. The Imbruce Defendants have violated the securities laws and regulations under CUSA, DSA and TSA and pursuant to § 36b-29(h) of CUSA, § 73-605(f) of DSA and § 581-33(k) of TSA, and common law, cannot enforce any rights under the Giddings Partnership Agreement, including any purported right to a performance fee.

506. In light of the Imbruce Defendants' pattern of continuous wrongful acts, SOSv and Higgins have suffered and will continue to suffer extreme hardship and actual and immediate irreparable injury, loss and damage, if Defendants are not enjoined as requested herein.

507. SOSv and Higgins have no adequate remedy at law and the injunctive relief sought is their only means for securing such relief as the continued wrongful acts by the Imbruce Defendants will irreparably harm them.

508. There is a substantial likelihood that SOSv and Higgins will prevail on the merits.

509. SOSv and Higgins request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of Giddings LP since the Imbruce Defendants were removed as General Partner as of April 6, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with Giddings LP or Giddings Investments;

c)
Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of Giddings LP and Giddings Investments, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of Giddings LP and/or controlling the distributions of Giddings LPs' interests in Starboard, and/or from controlling the Giddings Limited Partnerships’ interests in Starboard;

e)	To distribute shares of Starboard Resources, Inc. and/or cash to Giddings LP reflecting the equity wrongfully converted by the Imbruce Defendants, in connection with Giddings Investments LLC;

f)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with Giddings LP, including for advancement of attorneys' fees and/or indemnification; and

g)	To fully submit to a books and records inspection.

THIRTEENTH COUNT:	DECLARATORY JUDGMENT BY SOSv and HIGGINS AGAINST IMBRUCE DEFENDANTS RE: GIDDINGS LP

1-509. Paragraphs 1 through 509 are hereby made Paragraphs 1 through 509 of the Thirteenth Count, as if fully set forth herein.

510. An actual bona fide and justifiable controversy exists between the Plaintiffs and Defendants with respect to Defendants' ability to enforce the Giddings Limited Partnership Agreement and any rights thereunder and/or any Agreement in its purported capacity as General Partner.

511. Plaintiffs seek a declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement.

512. Plaintiffs also seek a declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner.

FOURTEENTH COUNT:	UNJUST ENRICHMENT AGAINST IMBRUCE DEFENDANTS BY SOSv and HIGGINS RE: GIDDINGS LP

1-512. Paragraphs 1 through 512 of the Complaint are hereby made Paragraphs 1 through 512 of the Fourteenth Count, as if fully set forth herein.

513. By their wrongful acts, the Imbruce Defendants were unjustly enriched at the expense of and to the detriment of Plaintiffs.

514. Plaintiffs are entitled to restitution from the Imbruce Defendants and seek an order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches.

FIFTEENTH COUNT:	ACTION FOR ACCOUNTING AGAINST IMBRUCE DEFENDANTS BY SOSv and HIGGINS RE: GIDDINGS LP

1-514. Paragraphs 1 through 514 of the Complaint are hereby made Paragraphs 1 through 514 of the Fifteenth Count, as if fully set forth herein.

515. On various occasions, Plaintiffs requested financial information from the Imbruce Defendants relating to their investments and partnership interests and rights, as well as an inspection of all books and records, to ascertain an accounting of his business activities.

516. On various occasions, the Imbruce Defendants were obligated to provide Plaintiffs with financial information regarding Giddings LP.

517. The Imbruce Defendants have repeatedly failed and refused to provide such information.

518. Plaintiffs request an Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff Giddings LP from January 1, 2009, to the present; the appointment of a receiver, and a judgment in accordance with said accounting.

SIXTEENTH COUNT:	ACTION FOR IMPOSITION OF A CONSTRUCTIVE TRUST AGAINST IMBRUCE DEFENDANTS BY SOSv and HIGGINS RE: GIDDINGS LP

1-518. Paragraphs 1 through 518 of the Complaint are hereby made Paragraphs 1 through 518 of the Sixteenth Count, as if fully set forth herein.

519. The Imbruce Defendants have wrongly retained funds, shares and assets of SOSv and Higgins and have used said funds and assets for their own enrichment and/or will wrongly retain funds, shares and assets of the Plaintiffs and use said funds, shares and assets for their own enrichment.

520. The Imbruce Defendants have failed and/or will fail to account for said funds, shares and return said funds, shares and assets at the request of Plaintiffs.

521. The Imbruce Defendants have engaged in the aforementioned acts intentionally and with reckless indifference to Plaintiffs’ rights.

522. As a result of the aforementioned conduct, Plaintiffs seek a judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the Plaintiffs.

SEVENTEENTH COUNT:	INJUNCTIVE RELIEF BY SOSv and HIGGINS AGAINST IMBRUCE DEFENDANTS RE: ASYM III LP

1-522. Paragraphs 1 through 522 are hereby made Paragraphs 1 through 522 of the Seventeenth Count, as if fully set forth herein.

523. The Imbruce Defendants have breached the ASYM III LP Agreement, as described above.

524. The Imbruce Defendants have breached their fiduciary duties to SOSv and Higgins and/or ASYM III LP.

525. The Imbruce Defendants have engaged in common law fraud and misrepresentation.

526. The Imbruce Defendants have violated the securities laws and regulations under CUSA, DSA and TSA and pursuant to § 36b-29(h) of CUSA, § 73-605(f) of DSA and § 581-33(k) of TSA, and common law, cannot enforce any rights under the ASYM III Partnership Agreement, including any purported right to a performance fee.

527. In light of the Imbruce Defendants' pattern of continuous wrongful acts, SOSv and Higgins have suffered and will continue to suffer extreme hardship and actual and immediate irreparable injury, loss and damage, if Defendants are not enjoined as requested herein.

528. SOSv and Higgins have no adequate remedy at law and the injunctive relief sought is their only means for securing such relief as the continued wrongful acts by the Imbruce Defendants will irreparably harm them.

529. There is a substantial likelihood that SOSv and Higgins will prevail on the merits.

530. SOSv and Higgins request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of ASYM III LP since the Imbruce Defendants were removed as General Partners as of April 28, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with ASYM III LP;

c)	Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of ASYM III LP, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of ASYM III LP and/or from controlling the distributions of the ASYM III LPs' interests in Starboard, and/or from controlling the ASYM III Limited Partnerships’ interests in Starboard;

e)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with ASYM III LP, including for advancement of attorneys' fees and/or indemnification; and

f)	To fully submit to a book and records inspection.

EIGHTEENTH COUNT:	DECLARATORY JUDGMENT BY SOSv and HIGGINS AGAINST IMBRUCE DEFENDANTS RE: ASYM III LP

1-530 Paragraphs 1 through 530 are hereby made Paragraphs 1 through 530 of the Eighteenth Count, as if fully set forth herein.

531. An actual bona fide and justifiable controversy exists between the Plaintiffs and Defendants with respect to Defendants' ability to enforce the ASYM III Limited Partnership Agreement and any rights thereunder and/or any agreement in its purported capacity as General Partner.

532. Plaintiffs seek a declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement.

533. Plaintiffs also seek a declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as General Partner.

NINETEENTH COUNT:	UNJUST ENRICHMENT AGAINST IMBRUCE DEFENDANTS BY SOSv and HIGGINS RE: ASYM III LP

1-533. Paragraphs 1 through 533 of the Complaint are hereby made Paragraphs 1 through 533 of the Nineteenth Count, as if fully set forth herein.

534. By their wrongful acts, the Imbruce Defendants were unjustly enriched at the expense of and to the detriment of SOSv and Higgins.

535. Plaintiffs are entitled to restitution from the Imbruce Defendants and Plaintiffs seek an order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches.

TWENTIETH COUNT:	ACTION FOR ACCOUNTING AGAINST IMBRUCE DEFENDANTS BY SOSv and HIGGINS RE: ASYM III LP

1-535. Paragraphs 1 through 535 of the Complaint are hereby made Paragraphs 1 through 535 of the Twentieth Count, as if fully set forth herein.

536. On various occasions, Plaintiffs requested financial information from the Imbruce Defendants relating to their investments and partnership interests and rights, as well as an inspection of all books and records, to ascertain an accounting of his business activities.

537. On various occasions, the Imbruce Defendants were obligated to provide Plaintiffs with financial information regarding ASYM III LP.

538. The Imbruce Defendants have repeatedly failed and refused to provide such information.

539. Plaintiffs request an Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff ASYM III LP from January 1, 2010, to the present; the appointment of a receiver, and a judgment in accordance with said accounting.

TWENTY-FIRST COUNT:	ACTION FOR IMPOSITION OF A CONSTRUCTIVE TRUST AGAINST IMBRUCE DEFENDANTS BY SOSv and HIGGINS RE: ASYM III LP

1-539. Paragraphs 1 through 539 of the Complaint are hereby made Paragraphs 1 through 539 of the Twenty-first Count, as if fully set forth herein.

540. The Imbruce Defendants have wrongly retained funds, shares and assets of SOSv and Higgins and have used said funds and assets for their own enrichment and/or will wrongly retain funds, shares and assets of the Plaintiffs and use said funds, shares and assets for their own enrichment.

541. The Imbruce Defendants have failed and/or will fail to account for said funds, shares and return said funds, shares and assets at the request of Plaintiffs.

542. The Imbruce Defendants have engaged in the aforementioned acts intentionally and with reckless indifference to Plaintiffs’ rights.

543. As a result of the aforementioned conduct, Plaintiffs seek a judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the Plaintiffs.

TWENTY-SECOND COUNT:	INJUNCTIVE RELIEF AGAINST STARBOARD BY ALL PLAINTIFFS

1-543. Paragraphs 1 through 543 are hereby made Paragraphs 1 through 543 of the Thirteenth Count, as if fully set forth herein.

544. Plaintiffs further request:

a)	A preliminary and permanent injunction enjoining the Defendant, Starboard Resources Inc., from the issuance and delivery of any shares or share certificates to Defendant, Giddings Investments LLC;

b)
A preliminary and permanent injunction enjoining the Defendant, Starboard Resources Inc., from the delivery of any shares or share certificates to Imbruce and/or any of his affiliates, including the following Defendant, General Partners: GIDDINGS GENPAR LLC, HUNTON OIL GENPAR LLC, and ASYM CAPITAL III LLC;

c)
A preliminary and permanent injunction enjoining the Defendant, Starboard, from the payment of any Going Public Delay Fees to the Imbruce Defendants, as contemplated in the “Securities Purchase and Exchange Agreement” dated June 10, 2011, by and among Starboard, Giddings Oil & Gas, LP and Giddings Investments, LLC.

d)
A mandatory injunction, mandating that the Defendant, Starboard Resources Inc., deliver shares to Plaintiffs, Giddings Oil & Gas LP, Hunton Oil Partners LP, ASYM Energy Fund III LP, on an agreed percentage reflected in the Limited Partnership Agreements on a pro rata basis without any reduction for performance fees or expenses claimed by the Imbruce Defendants; and

e)
A mandatory injunction, mandating that the Defendant, Starboard Resources LLC, deliver shares to Giddings Oil & Gas LP reflecting the equity wrongfully converted by Defendants, Imbruce and Giddings Investments LLC, without any reduction for performance fees or expenses claimed by the Imbruce Defendants.

f)
A mandatory injunction, mandating that the Defendant, Starboard Resources LLC, deliver Going Public Delay Fees to Giddings Oil & Gas LP reflecting the amounts currently owed to Plaintiffs, without any reduction for performance fees or expenses claimed by the Imbruce Defendants.

TWENTY-THIRD COUNT:	INJUNCTIVE RELIEF BY GIDDINGS LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND GIDDINGS LP AGAINST IMBRUCE DEFENDANTS

1-544. Paragraphs 1 through 544 are hereby made Paragraphs 1 through 544 of the Twenty-third Count, as if fully set forth herein.

545. The Imbruce Defendants have breached the Giddings LP Agreement, as described above.

546. The Imbruce Defendants have breached their fiduciary duties to the Giddings Limited Partners and/or Giddings LP.

547. The Imbruce Defendants have engaged in common law fraud and misrepresentation.

548. The Imbruce Defendants have violated the securities laws and regulations under CUSA, DSA and TSA and pursuant to § 36b-29(h) of CUSA, § 73-605(f) of DSA and § 581-33(k) of TSA, and common law, cannot enforce any rights under the Giddings Partnership Agreement, including any purported right to a performance fee.

549. In light of the Imbruce Defendants' pattern of continuous wrongful acts, Plaintiffs, individually and on behalf of Giddings LP, have suffered and will continue to suffer extreme hardship and actual and immediate irreparable injury, loss and damage, if Defendants are not enjoined as requested herein.

550. Plaintiffs have no adequate remedy at law and the injunctive relief sought is Plaintiffs’ only means for securing such relief as the continued wrongful acts by the Imbruce Defendants will irreparably harm Plaintiff.

551. There is a substantial likelihood that Plaintiffs will prevail on the merits.

552. Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of Giddings LP since the Imbruce Defendants were removed as General Partners as of April 6, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with Giddings LP;

c)
 Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of Giddings LP and Giddings Investments, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of Giddings LP and/or controlling the distributions of Giddings LPs' interests in Starboard, and/or from controlling the Giddings Limited Partnerships’ interests in Starboard;

e)	To distribute shares of Starboard Resources, Inc. and/or cash to Giddings LP reflecting the equity wrongfully converted by the Imbruce Defendants, in connection with Giddings Investments LLC; and

f)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with Giddings LP, including for advancement of attorneys' fees and/or indemnification.

g)	To fully submit to a books and records inspection.

TWENTY-FOURTH COUNT:	DECLARATORY JUDGMENT BY GIDDINGS LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND GIDDINGS LP AGAINST IMBRUCE DEFENDANTS

1-552. Paragraphs 1 through 552 are hereby made Paragraphs 1 through 552 of the Twenty-fourth Count, as if fully set forth herein.

553. An actual bona fide and justifiable controversy exists between the Plaintiffs and Defendants with respect to Defendants' ability to enforce the Giddings Limited Partnership Agreement and any rights thereunder and/or any Agreement in its purported capacity as General Partner.

554. Plaintiffs seek a declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement.

555. Plaintiffs also seek a declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner.

TWENTY-FIFTH COUNT:	UNJUST ENRICHMENT AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND GIDDINGS LP

1-555. Paragraphs 1 through 555 of the Complaint are hereby made Paragraphs 1 through 555 of the Twenty-fifth Count, as if fully set forth herein.

556. By their wrongful acts, the Imbruce Defendants were unjustly enriched at the expense of and to the detriment of Plaintiffs.

557. Plaintiffs are entitled to restitution from the Imbruce Defendants and Plaintiffs seek an order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches.

TWENTY-SIXTH COUNT:	ACTION FOR ACCOUNTING AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND GIDDINGS LP

1-557. Paragraphs 1 through 557 of the Complaint are hereby made Paragraphs 1 through 557 of the Twenty-sixth Count, as if fully set forth herein.

558. On various occasions, the Plaintiffs requested financial information from the Imbruce Defendants relating to their investments and partnership interests and rights, as well as an inspection of all books and records, to ascertain an accounting of his business activities.

559. On various occasions, the Imbruce Defendants were obligated to provide the Plaintiffs with financial information regarding Giddings LP.

560. The Imbruce Defendants have repeatedly failed and refused to provide such information.

561. Plaintiffs request an Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff Giddings LP from January 1, 2009, to the present; the appointment of a receiver, and a judgment in accordance with said accounting.

TWENTY-SEVENTH COUNT:	ACTION FOR IMPOSITION OF A CONSTRUCTIVE TRUST AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND GIDDINGS LP

1-561. Paragraphs 1 through 561 of the Complaint are hereby made Paragraphs 1 through 561 of the Twenty-seventh Count, as if fully set forth herein.

562. The Imbruce Defendants have wrongly retained funds, shares and assets of the Giddings Limited Partners and has used said funds and assets for his own enrichment and/or will wrongly retain funds, shares and assets of the Plaintiffs and use said funds, shares and assets for his own enrichment.

563. The Imbruce Defendants have failed and/or will fail to account for said funds, shares and return said funds, shares and assets at the request of the Plaintiffs.

564. The Imbruce Defendants have engaged in the aforementioned acts intentionally and with reckless indifference to the Plaintiffs’ rights.

565. As a result of the aforementioned conduct, the Plaintiffs seek a judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of Plaintiffs.

TWENTY-EIGHTH COUNT:	COMMON LAW FRAUD AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS AND GIDDINGS LP

1-565. Paragraphs 1 through 565 are hereby made Paragraphs 1 through 565 of the Twenty-eighth Count, as if fully set forth herein.

566. In connection with all transactions referenced herein concerning Giddings LP, the Imbruce Defendants fraudulently concealed material information from the Limited Partners, omitted material facts and made fraudulent misrepresentations and false statements of material fact to Plaintiffs.

567. These representations were untrue and known to be untrue by Imbruce at the time they were made.

568. These representations were made in order to induce Plaintiffs to make equity investments with and through Imbruce, to approve and/or object to certain transactions, and/or to refrain from taking corrective action.

569. Plaintiffs reasonably and justifiably relied, to their detriment, on these representations and were further injured by Imbruce’s and the other Imbruce Defendants’ material omissions and concealment.

570. As a direct and proximate result of the aforementioned fraud, Plaintiffs have been damaged.

TWENTY-NINTH COUNT:	BREACH OF FIDUCIARY DUTIES AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS AND GIDDINGS LP

1-570. Paragraphs 1 through 570 of the Complaint are hereby made Paragraphs 1 through 570 of the Twenty-ninth Count, as if fully set forth herein.

571. A fiduciary relationship existed between the Plaintiffs and the Imbruce Defendants.

572. The fiduciary relationship gave rise to a duty of loyalty on the part of Imbruce towards the Plaintiffs and Giddings LP, which in turn gave rise to an obligation to act in the best interests of the Plaintiffs and Giddings LP, as well as a fiduciary obligation to act in good faith in any matter relating to the Plaintiffs and Giddings LP, including an attendant duty to disclose.

573. The Imbruce Defendants, in their multiple capacities, advanced their own interests to the detriment of the Plaintiffs, and thereby breached their fiduciary duties to Plaintiffs, including Giddings LP.

574. The Imbruce Defendants did not perform their duties in good faith, they did not use the same care a reasonable person would have used in the same situation, and they acted in ways they could not reasonably believe were in the best interests of the partnership.

575. As a direct and proximate result of the aforementioned breaches of fiduciary duties, the Plaintiffs, individually and on behalf of Giddings LP, have sustained damages.

THIRTIETH COUNT:	CONVERSION AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS AND GIDDINGS LP

1-575. Paragraphs 1 through 575 of the Complaint are hereby made Paragraphs 1 through 575 of the Thirtieth Count, as if fully set forth herein.

576. The Imbruce Defendants, without authorization, and pursuant to unenforceable provisions in the Giddings Partnership Agreement, have converted assets belonging to Giddings LP and/or the Giddings Limited Partners.

577. The Imbruce Defendants, without authorization, diverted Giddings LP’s assets, including the Impetro Participation Rights, for their own use to the exclusion of and to the detriment of Giddings LP and the Giddings Limited Partners.

578. The Imbruce Defendants, without authorization, diverted and converted Giddings LP’s equity in Starboard.

579. The Imbruce Defendants’ conduct in assigning the Impetro Participation Rights to Giddings Investments, and, in turn, conveying such assets in procuring Starboard equity, constitutes conversion.

580. The Imbruce Defendants’ conduct in assigning the Rights to approximately 40% of Giddings Investments' equity in Starboard to ASYM III LP constitutes conversion.

581. The Imbruce Defendants’ conduct in wrongfully retaining more than 30% of shares of Starboard constitutes conversion.

582. The Imbruce Defendants’ conduct in wrongfully claiming bogus expenses constitutes conversion.

583. The Imbruce Defendants continue to wrongfully exercise dominion and control over the assets and rights of Giddings LP and the Giddings Limited Partners, converting them to their own use and enjoyment in a manner inconsistent with the rights of Giddings LP and the Giddings Limited Partners.

584. Upon information and belief, Defendant Gregory Imbruce continuously, improperly acquired and utilized investment funds belonging to the Plaintiffs, for his own use and personal benefit.

585. The continuous, improper acquisition, utilization and conversion of Plaintiffs' investment funds by Defendant Gregory Imbruce, for his own use and personal benefit, deprived the Plaintiffs of the use of said investment funds for an indefinite period of time.

586. The continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and personal benefit, was done knowingly, willfully and/or recklessly, and was unauthorized.

587. The continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and benefit, harmed the Plaintiffs and caused them to suffer substantial loss and damages.

588. Defendant Gregory Imbruce purposely and fraudulently concealed from the Plaintiffs his unauthorized and improper acquisition, utilization and conversion of the Plaintiffs' investment funds, for his own use and personal benefit, for an indefinite period of time, through a continuing course of conduct that was unfair, deceptive, immoral, oppressive, and/or unscrupulous.

589. As a result of the Imbruce Defendants’ conversion, Plaintiffs have suffered damages.

THIRTY-FIRST COUNT:	CIVIL THEFT AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS AND GIDDINGS LP

1-589. Paragraphs 1 through 589 of the Complaint are hereby made Paragraphs 1 through 589 of the Thirty-first Count, as if fully set forth herein.

590. Upon information and belief, the Imbruce Defendants, through an investment advisory agreement unenforceable by said Defendants, continuously and improperly acquired, utilized and converted investment funds, shares and/or other assets which belonged to the Plaintiffs, for their own use and benefit, including the theft of equity and shares in Starboard to compensate the Imbruce Defendants for an unenforceable performance fee.

591. The continuous, improper acquisition, utilization and conversion of said investment funds, assets and Starboard shares, which belonged to the Plaintiffs, for their own use and benefit, deprived the Plaintiffs of the use of same for an indefinite period of time.

592. The continuing course of conduct of the Imbruce Defendants in improperly acquiring, utilizing and converting same which belonged to the Plaintiffs, for their own use and benefit, was unauthorized and intentional and in violation of Conn. Gen. Stat. § 52-564.

593. The intentional continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and personal benefit, in violation of Conn. Gen. Stat. § 52-564, harmed the Plaintiffs and caused them to suffer substantial loss and damages.

594. By virtue of the foregoing, Plaintiffs are entitled to treble damages pursuant to Connecticut General Statutes § 52-564.

THIRTY-SECOND COUNT:	CIVIL CONSPIRACY AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS AND GIDDINGS LP

1-594. Paragraphs 1 through 594 of the Complaint are hereby made Paragraphs 1 through 594 of the Thirty-second Count, as if fully set forth herein.

595. Imbruce, together with Giddings Investments, Giddings Genpar, Hunton Genpar, Asym Genpar, Glenrose, and Asym LLC, agreed by words or conduct to accomplish the unlawful goal of defrauding Plaintiffs, and to conceal such fraud.

596. As a direct and proximate result of such conspiracy, Plaintiffs have been damaged.

THIRTY-THIRD COUNT:	NEGLIGENCE AGAINST IMBRUCE DEFENDANTS BY GIDDINGS LIMITED PARTNERS AND GIDDINGS LP

1-596. Paragraphs 1 through 596 of the Complaint are hereby made Paragraphs 1 through 596 of the Thirty-third Count, as if fully set forth herein.

597. At all times relevant hereto, the Imbruce Defendants, acting as Manager, Investment Adviser and/or Agent and/or an Issuer and/or Promoter for Giddings, LP, as those terms are defined under CUSA, DSA and TSA owed a continuing duty to the Plaintiffs to exercise that degree of care which a skilled manager, investment adviser, agent, issuer and/or promoter of ordinary prudence acting in such capacity would have exercised in providing said services to the Plaintiffs.

598. The Plaintiffs maintained their investments in Giddings, LP in reliance upon the Imbruce Defendants having acted as aforesaid.

599. The Imbruce Defendants, acting in the capacities as Investment Adviser and/or Agent and/or Issuer and/or Promoter for Giddings, LP, as those terms are defined under CUSA, DSA and TSA were negligent and careless in the performance of their duties and their conduct fell below the acceptable standard of care of manager, and/or Investment Adviser and/or Agent and/or Issuer and/or Promoter, and constituted a breach of the duty owed to the Plaintiffs, causing the Plaintiffs to suffer substantial losses and damages with respect to their investments.

600. Said negligence and carelessness was the proximate cause of substantial losses and damages suffered by the Plaintiffs.

THIRTY-FOURTH COUNT:	INJUNCTIVE RELIEF BY ASYM III LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND ASYM III LP AGAINST IMBRUCE DEFENDANTS

1-600. Paragraphs 1 through 600 are hereby made Paragraphs 1 through 600 of the Thirty-fourth Count, as if fully set forth herein.

601. The Imbruce Defendants have breached the ASYM III LP Agreement, as described above.

602. The Imbruce Defendants have breached their fiduciary duties to the ASYM III Limited Partners and/or ASYM III LP.

603. The Imbruce Defendants have engaged in common law fraud and misrepresentation.

604. The Imbruce Defendants have violated the securities laws and regulations under CUSA, DSA and TSA and pursuant to § 36b-29(h) of CUSA, § 73-605(f) of DSA and § 581-33(k) of TSA, and common law, cannot enforce any rights under the ASYM III LP Agreement, including any purported right to a performance fee.

605. In light of the Imbruce Defendants' pattern of continuous wrongful acts, Plaintiffs, individually and on behalf of ASYM III LP, have suffered and will continue to suffer extreme hardship and actual and immediate irreparable injury, loss and damage, if Defendants are not enjoined as requested herein.

606. Plaintiffs have no adequate remedy at law and the injunctive relief sought is Plaintiffs’ only means for securing such relief as the continued wrongful acts by the Imbruce Defendants will irreparably harm Plaintiff.

607. There is a substantial likelihood that Plaintiffs will prevail on the merits.

608. Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of ASYM III LP since the Imbruce Defendants were removed as General Partners as of April 28, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with ASYM III LP;

c)	Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of ASYM III LP, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of ASYM III LP and/or from controlling the distributions of the ASYM III LPs' interests in Starboard, and/or from controlling the ASYM III Limited Partnerships’ interests in Starboard;

e)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with ASYM III LP, including for advancement of attorneys' fees and/or indemnification; and

f)	To fully submit to a books and records inspection.

THIRTY-FIFTH COUNT:	DECLARATORY JUDGMENT BY ASYM III LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND ASYM III LP AGAINST IMBRUCE DEFENDANTS

1-608. Paragraphs 1 through 608 are hereby made Paragraphs 1 through 608 of the Thirty-fifth Count, as if fully set forth herein.

609. An actual bona fide and justifiable controversy exists between the Plaintiffs and Defendants with respect to Defendants' ability to enforce the ASYM III Limited Partnership Agreement and any rights thereunder, and/or any agreement in its purported capacity as General Partner.

610. Plaintiffs seek a declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement.

611. Plaintiffs also seek a declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner.

THIRTY-SIXTH COUNT:	COMMON LAW FRAUD AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS AND ASYM III LP

1-611. Paragraphs 1 through 611 of the Complaint are hereby made Paragraphs 1 through 611 of the Thirty-sixth Count, as if fully set forth herein.

612. In connection with all transactions referenced herein concerning ASYM III LP, the Imbruce Defendants fraudulently concealed material information from the Limited Partners, omitted material facts and made fraudulent misrepresentations and false statements of material fact to Plaintiffs.

613. These representations were untrue and known to be untrue by Imbruce at the time they were made.

614. These representations were made in order to induce Plaintiffs to make equity investments with and through Imbruce, to approve and/or not object to certain transactions, and/or to refrain from taking corrective action.

615. Plaintiffs reasonably and justifiably relied, to their detriment, on these representations and were further injured by Imbruce’s and the other Imbruce Defendants’ material omissions and concealment.

616. As a direct and proximate result of the aforementioned fraud, Plaintiffs have been damaged.

THIRTY-SEVENTH COUNT:	BREACH OF FIDUCIARY DUTIES AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS AND ASYM III LP

1-616 Paragraphs 1 through 616 are hereby made Paragraphs 1 through 616 of the Thirty-seventh Count, as if fully set forth herein.

617. A fiduciary relationship existed between the Plaintiffs and the Imbruce Defendants.

618. The fiduciary relationship gave rise to a duty of loyalty on the part of Imbruce towards the Plaintiffs and ASYM III LP which in turn gave rise to an obligation to act in the best interests of the Plaintiffs and ASYM III LP as well as a fiduciary obligation to act in good faith in any matter relating to the Plaintiffs and ASYM III LP, including an attendant duty to disclose.

619. The Imbruce Defendants, in their multiple capacities, advanced their own interests to the detriment of the Plaintiffs, and thereby breached their fiduciary duties to Plaintiffs, including ASYM III LP.

620. The Imbruce Defendants did not perform their duties in good faith, they did not use the same care a reasonable person would have used in the same situation, and they acted in ways they could not reasonably believe were in the best interests of the partnership.

621. As a direct and proximate result of the aforementioned breaches of fiduciary duties, the Plaintiffs, individually and on behalf of ASYM III LP, have sustained damages.

THIRTY-EIGHTH COUNT:	CONVERSION AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS AND ASYM III LP

1-621. Paragraphs 1 through 621 of the Complaint are hereby made Paragraphs 1 through 621 of the Thirty-eighth Count, as if fully set forth herein.

622. The Imbruce Defendants, without authorization, and pursuant to unenforceable provisions in the ASYM III Partnership Agreement, have converted assets belonging to ASYM III LP and/or its limited partners.

623. The Imbruce Defendants, without authorization, diverted ASYM III LP’s assets for their own use to the exclusion of and to the detriment of ASYM III LP and the ASYM III Limited Partners.

624. The Imbruce Defendants, without authorization, diverted and converted ASYM III LP’s equity in Starboard.

625. The Imbruce Defendants’ conduct in wrongfully retaining more than 30% of shares of Starboard constitutes conversion.

626. The Imbruce Defendants' conduct in wrongfully claiming bogus expenses constitutes conversion.

627. The Imbruce Defendants continue to wrongfully exercise dominion and control over the assets and rights of ASYM III LP and the ASYM III Limited Partners, converting them to their own use and enjoyment in a manner inconsistent with the rights of ASYM III LP and the ASYM III Limited Partners.

628. Upon information and belief, Defendant Gregory Imbruce continuously and improperly acquired and utilized investment funds belonging to the Plaintiffs for his own use and personal benefit.

629. The continuous, improper acquisition, utilization and conversion of Plaintiffs' investment funds by Defendant Gregory Imbruce, for his own use and personal benefit, deprived the Plaintiffs of the use of said investment funds for an indefinite period of time.

630. The continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and personal benefit, was done knowingly, willfully and/or recklessly, and was unauthorized.

631. The continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and benefit, harmed the Plaintiffs and caused them to suffer substantial loss and damages.

632. Defendant Gregory Imbruce purposely and fraudulently concealed from the Plaintiffs his unauthorized and improper acquisition, utilization and conversion of the Plaintiffs' investment funds, for his own use and personal benefit, for an indefinite period of time, through a continuing course of conduct that was unfair, deceptive, immoral, oppressive, and/or unscrupulous.

633. As a result of The Imbruce Defendants’ conversion, Plaintiffs have suffered damages.

THIRTY-NINTH COUNT:	CIVIL THEFT AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERSAND ASYM III LP

1-633. Paragraphs 1 through 633 of the Complaint are hereby made Paragraphs 1 through 633 of the Thirty-ninth Count, as if fully set forth herein.

634. Upon information and belief, the Imbruce Defendants, through an investment advisory agreement unenforceable by said Defendants, continuously and improperly acquired, utilized and converted investment funds, shares and/or other assets which belonged to the Plaintiffs, for their own use and benefit, including the theft of equity and shares in Starboard to compensate the Imbruce Defendants for an unenforceable performance fee.

635. The continuous, improper acquisition, utilization and conversion of said investment funds, assets and Starboard shares, which belonged to the Plaintiffs, for their own use and benefit, deprived the Plaintiffs of the use of same for an indefinite period of time.

636. The continuing course of conduct of the Imbruce Defendants in improperly acquiring, utilizing and converting same which belonged to the Plaintiffs, for their own use and benefit, was unauthorized and intentional and in violation of Conn. Gen. Stat. § 52-564.

637. The intentional continuing course of conduct of Defendant Gregory Imbruce in improperly acquiring, utilizing and converting said investment funds, for his own use and personal benefit, in violation of Conn. Gen. Stat. § 52-564, harmed the Plaintiffs and caused them to suffer substantial loss and damages.

638. By virtue of the foregoing, Plaintiffs are entitled to treble damages pursuant to Conn. Gen. Stat. § 52-564.

FORTIETH COUNT:	UNJUST ENRICHMENT AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND ASYM III LP

1-638. Paragraphs 1 through 638 of the Complaint are hereby made Paragraphs 1 through 638 of the Fortieth Count, as if fully set forth herein.

639. By their wrongful acts, the Imbruce Defendants were unjustly enriched at the expense of and to the detriment of Plaintiffs.

640. Plaintiffs are entitled to restitution from the Imbruce Defendants and seek an order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches.

FORTY-FIRST COUNT:	CIVIL CONSPIRACY AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS AND ASYM III LP

1-640. Paragraphs 1 through 640 of the Complaint are hereby made Paragraphs 1 through 640 of the Forty-first Count, as if fully set forth herein.

641. Imbruce, together with Giddings Investments, Giddings Genpar, Hunton Genpar, Asym Genpar, Glenrose, and Asym LLC, agreed by words or conduct to accomplish the unlawful goal of defrauding Plaintiffs, and to conceal such fraud.

642. As a direct and proximate result of such conspiracy, Plaintiffs have been damaged.

FORTY-SECOND COUNT:	ACTION FOR ACCOUNTING AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMTED PARTNERS (EXCEPT SOSv and HIGGINS) AND ASYM III LP

1-642. Paragraphs 1 through 642 of the Complaint are hereby made Paragraphs 1 through 642 of the Forty-second Count, as if fully set forth herein.

643. On various occasions, the Plaintiffs requested financial information from the Imbruce Defendants relating to their investments and partnership interests and rights, as well as an inspection of all books and records, to ascertain an accounting of his business activities.

644. On various occasions, the Imbruce Defendants were obligated to provide the Plaintiffs with financial information regarding ASYM III LP.

645. The Imbruce Defendants have repeatedly failed and refused to provide such information.

646. Plaintiffs request an Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff ASYM III LP from January 1, 2010, to the present; the appointment of a receiver, and a judgment in accordance with said accounting.

FORTY-THIRD COUNT:	ACTION FOR IMPOSITION OF A CONSTRUCTIVE TRUST AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS (EXCEPT SOSv and HIGGINS) AND ASYM III LP

1-646. Paragraphs 1 through 646 of the Complaint are hereby made Paragraphs 1 through 646 of the Forty-third Count, as if fully set forth herein.

647. The Imbruce Defendants have wrongly retained funds, shares and assets of the Plaintiffs and has used said funds and assets for his own enrichment and/or will wrongly retain funds, shares and assets of the ASYM III Limited Partners and ASYM III LP and use said funds, shares and assets for his own enrichment.

648. The Imbruce Defendants have failed and/or will fail to account for said funds, shares and return said funds, shares and assets at the request of the Plaintiffs.

649. The Imbruce Defendants have engaged in the aforementioned acts intentionally and with reckless indifference to the Plaintiffs’ rights.

650. As a result of the aforementioned conduct, the Plaintiffs seek a judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the Plaintiffs.

FORTY-FOURTH COUNT:	NEGLIGENCE AGAINST IMBRUCE DEFENDANTS BY ASYM III LIMITED PARTNERS AND ASYM III LP

1-650. Paragraphs 1 through 650 of the Complaint are hereby made Paragraphs 1 through 650 of the Forty-fourth Count, as if fully set forth herein.

651. At all times relevant hereto, the Imbruce Defendants, acting as Manager, Investment Adviser and/or Agent and/or an Issuer and/or Promoter for ASYM III LP, as those terms are defined under the CUSA, DSA and TSA, owed a continuing duty to the Plaintiffs to exercise that degree of care which a skilled manager, investment adviser, agent, issuer and/or promoter of ordinary prudence acting in such capacity would have exercised in providing said services to the Plaintiffs.

652. The Plaintiffs maintained their investments in ASYM III LP in reliance upon the Imbruce Defendants having acted as aforesaid.

653. The Imbruce Defendants, acting in the capacities as Investment Adviser and/or Agent and/or Issuer and/or Promoter for ASYM III LP, as those terms are defined under CUSA and the Delaware Securities Act, were negligent and careless in the performance of their duties and their conduct fell below the acceptable standard of care, and constituted a breach of the duty owed to the Plaintiffs, causing the Plaintiffs to suffer substantial losses and damages with respect to their investments.

654. Said negligence and carelessness was the proximate cause of substantial losses and damages suffered by the Plaintiffs.

FORTY-FIFTH COUNT:	FRAUDULENT CONVEYANCE AS AGAINST GREGORY IMBRUCE

1-654. Paragraphs 1 through 654 of the Complaint are hereby made Paragraphs 1 through 654 of the Forty-fifth Count, as if fully set forth herein.

655. At all relevant times mentioned hereto, Defendant Gregory Imbruce knew he had engaged in, or was about to engage in, a scheme to defraud the Plaintiffs.

656. In furtherance of said scheme, on or about February 9, 2012, at a time when, based upon information and belief, Defendant Gregory Imbruce had already implemented his scheme to defraud the Plaintiffs and deprive the Plaintiffs of their investment funds and was or was about to become indebted to the Plaintiffs, Defendant Gregory Imbruce transferred to his spouse, Alana Imbruce, his interest in certain property located at 92 Turtleback Road, New Canaan, Connecticut, for no, or inadequate consideration, with the intent to place his assets beyond the reach of the Plaintiffs, and to prevent said property from being taken by legal process, and with the intent thereby of defrauding the Plaintiffs and preventing the Plaintiffs from securing payment of the indebtedness, or to hinder or delay its collection.

657. Upon information and belief, said conveyance deprived Defendant Gregory Imbruce of sufficient means to satisfy his indebtedness to the Plaintiffs.

658. As a direct and proximate result of the foregoing, the Plaintiffs have suffered and continue to suffer loss and damages.

FORTY-SIXTH COUNT:	ACTION FOR BREACH OF EMPLOYMENT CONTRACT BY PLAINTIFF, ANDY LEE, AGAINST IMBRUCE DEFENDANTS

1-658. Paragraphs 1 through 658 of the Complaint are hereby made Paragraphs 1 through 658 of the Forty-sixth Count, as if fully set forth herein.

659. The Imbruce Defendants are in breach of their employment contract with Lee.

660. Lee has complied with all of his obligations under said employment contract.

661. Plaintiff, Andy Lee, has suffered damages.

WHEREFORE, the Plaintiffs claim the following relief:

AS TO THE FIRST COUNT:

1.             Plaintiffs request a preliminary and permanent injunction ordering that the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of Hunton LP since the Imbruce Defendants were removed as General Partner as of April 7, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with Hunton LP;

c)	Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of Hunton LP, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of Hunton LP and/or from controlling the distributions of the Hunton LPs' interests in Starboard, and/or from controlling the Hunton LPs’ interests in Starboard;

e)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with Hunton LP, including for advancement of attorneys' fees and/or indemnification; and

f)	Be ordered to fully submit to a books and records inspection.

2.             Such other relief as in law or equity may appertain.

AS TO THE SECOND COUNT:

1.             A declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement;

2.             A declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner; and

3.             Such other relief as in law or equity may appertain.

AS TO THE THIRD COUNT:

1.             Money damages;

2.             Restitution from the Imbruce Defendants;

3.             An Order of this Court disgorging all wrongfully obtained profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches;

4.             Interest; and

5.             Such other relief as in law or equity may appertain.

AS TO THE FOURTH COUNT:

1.             An Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff Hunton LP from January 1, 2009, to the present;

2.             The appointment of a receiver,

3.             A judgment in accordance with said accounting; and

4.             Such other relief as in law or equity may appertain.

AS TO THE FIFTH COUNT:

1.             A judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the Plaintiffs; and

2.             Such other relief as in law or equity may appertain.

AS TO THE SIXTH COUNT:

1.             Money damages;

2.             Punitive damages;

3.             Attorneys’ fees;

4.             Interest; and

5.             Such other relief as in law or equity may appertain.

AS TO THE SEVENTH COUNT:

1.             Money damages;

2.             Interest; and

3.             Such other relief as in law or equity may appertain.

AS TO THE EIGHTH COUNT:

1.             Money damages;

2.             Punitive damages;

3.             Attorneys’ fees;

4.             Interest; and

5.             Such other relief as in law or equity may appertain.

AS TO THE NINTH COUNT:

1.             Money damages;

2.             Treble damages pursuant to General Statutes § 52-564;

3.             Attorneys’ fees;

4.             Interest; and

5.             Such other relief as in law or equity may appertain.

AS TO THE TENTH COUNT:

1.             Money damages;
2.             Punitive damages;

3.             Attorneys’ fees;

4.             Interest; and

5.             Such other relief as in law or equity may appertain.

AS TO THE ELEVENTH COUNT:

1.             Money damages;

2.             Interest; and

3.             Such other relief as in law or equity may appertain.

AS TO THE TWELFTH COUNT:

1.	Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of Giddings LP since the Imbruce Defendants were removed as General Partner as of April 6, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with Giddings LP or Giddings Investments;

c)
Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of Giddings LP and Giddings Investments, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of Giddings LP and/or controlling the distributions of Giddings LPs' interests in Starboard, and/or from controlling the Giddings Limited Partnerships’ interests in Starboard;

e)	To distribute shares of Starboard Resources, Inc. and/or cash to Giddings LP reflecting the equity wrongfully converted by the Imbruce Defendants, in connection with Giddings Investments LLC;

f)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with Giddings LP, including for advancement of attorneys' fees and/or indemnification; and

g)	To fully submit to a books and records inspection.

2.             Such other relief as in law or equity may appertain.

AS TO THE THIRTEENTH COUNT:

1.
A declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement;

2.	A declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner; and

3.	Such other relief as in law or equity may appertain.

AS TO THE FOURTEENTH COUNT:

1.	Money damages;

2.	Restitution from the Imbruce Defendants;

3.	An Order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches;

4.	Interest; and

5.	Such other relief as in law or equity may appertain.

AS TO THE FIFTEENTH COUNT:

1.	An Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff Giddings LP from January 1, 2009, to the present;

2.	The appointment of a receiver;

3.	A judgment in accordance with said accounting; and

4.	Such other relief as in law or equity may appertain.

AS TO THE SIXTEENTH COUNT:

1.             A judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of SOSv and Higgins and Giddings LP; and

2.             Such other relief as in law or equity may appertain.

AS TO THE SEVENTEENTH COUNT:

1.	Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of ASYM III LP since the Imbruce Defendants were removed as General Partners as of April 28, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with ASYM III LP;

c)	Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of ASYM III LP, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of ASYM III LP and/or from controlling the distributions of the ASYM III LPs' interests in Starboard, and/or from controlling the ASYM III Limited Partnerships’ interests in Starboard;

e)
To disgorge any monies wrongfully converted, or used to reimburse the Imbruce Defendants for expenses incurred in connection with ASYM III LP, including for advancement of attorneys' fees and/or indemnification; and

f)	To fully submit to a book and records inspection.

2.           Such other relief as in law or equity may appertain.

AS TO THE EIGHTEENTH COUNT:

1.
A declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement;

2.	A declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as General Partner; and

3.	Such other relief as in law or equity may appertain.

AS TO THE NINETEENTH COUNT:

1.	Money damages;

2.	Restitution from the Imbruce Defendants;

3.	An Order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches;

4.	Interest; and

2.	Such other relief as in law or equity may appertain.

AS TO THE TWENTIETH COUNT:

1.             An Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff ASYM III LP from January 1, 2010, to the present;

2.             The appointment of a receiver, and

3.             A judgment in accordance with said accounting.

AS TO THE TWENTY-FIRST COUNT:

1.             A judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of SOSv and Higgins and ASYM III LP; and

2.             Such other relief as in law or equity may appertain.

AS TO THE TWENTY-SECOND COUNT:

1.             Plaintiffs request:

a.	A preliminary and permanent injunction enjoining the Defendant, Starboard Resources Inc., from the issuance and delivery of any shares or share certificates to Defendant, Giddings Investments LLC;

b.
A preliminary and permanent injunction enjoining the Defendant, Starboard Resources Inc., from the delivery of any shares or share certificates to Imbruce and/or any of his affiliates, including the following Defendant, General Partners: GIDDINGS GENPAR LLC, HUNTON OIL GENPAR LLC, and ASYM CAPITAL III LLC;

c.
A preliminary and permanent injunction enjoining the Defendant, Starboard, from the payment of any Going Public Delay Fees to the Imbruce Defendants, as contemplated in the “Securities Purchase and Exchange Agreement” dated June 10, 2011, by and among Starboard, Giddings Oil & Gas, LP and Giddings Investments, LLC;

d.
A mandatory injunction, mandating that the Defendant, Starboard Resources Inc., deliver shares to Plaintiffs, Giddings Oil & Gas LP, Hunton Oil Partners LP, ASYM Energy Fund III LP, on an agreed percentage reflected in the Limited Partnership Agreements on a pro rata basis without any reduction for performance fees or expenses claimed by the Imbruce Defendants;

e.
A mandatory injunction, mandating that the Defendant, Starboard Resources LLC, deliver shares to Giddings Oil & Gas LP reflecting the equity wrongfully converted by Defendants, Imbruce and Giddings Investments LLC, without any reduction for performance fees or expenses claimed by the Imbruce Defendants; and

f.
A mandatory injunction, mandating that the Defendant, Starboard Resources LLC, deliver Going Public Delay Fees to Giddings Oil & Gas LP reflecting the amounts currently owed to Plaintiffs, without any reduction for performance fees or expenses claimed by the Imbruce Defendants.

2.	Such other relief as in law or equity may appertain.

AS TO THE TWENTY-THIRD COUNT:

1.	Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of Giddings LP since the Imbruce Defendants were removed as General Partners as of April 6, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with Giddings LP;

c)
 Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of Giddings LP and Giddings Investments, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of Giddings LP and/or controlling the distributions of Giddings LPs' interests in Starboard, and/or from controlling the Giddings Limited Partnerships’ interests in Starboard;

e)	To distribute shares of Starboard Resources, Inc. and/or cash to Giddings LP reflecting the equity wrongfully converted by the Imbruce Defendants, in connection with Giddings Investments LLC; and

f)
To disgorge any monies wrongfully converted or used to reimburse the Imbruce Defendants for expenses incurred in connection with Giddings LP, including for advancement of attorneys' fees and/or indemnification.

g)	To fully submit to a books and records inspection.

2.	Such other relief as in law or equity may appertain.

AS TO THE TWENTY-FOURTH COUNT:

1.
A declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement;

2.	A declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner; and

3.	Such other relief as in law or equity may appertain.

AS TO THE TWENTY-FIFTH COUNT:

1.	Money damages;

2.	Restitution from the Imbruce Defendants;

3.	An Order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches;

4.	Interest; and

5.	Such other relief as in law or equity may appertain.

AS TO THE TWENTY-SIXTH COUNT:

1.	An Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff Giddings LP from January 1, 2009, to the present;

2.	The appointment of a receiver;

3.	A judgment in accordance with said accounting; and

4.	Such other relief as in law or equity may appertain.

AS TO THE TWENTY-SEVENTH COUNT:

1.           A judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the Giddings Limited Partners and Giddings LP; and

2.           Such other relief as in law or equity may appertain.

AS TO THE TWENTY-EIGHTH COUNT:

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE TWENTY-NINTH COUNT:

1.           Money damages;

2.           Interest; and

3.           Such other relief as in law or equity may appertain.

AS TO THE THIRTIETH COUNT:

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-FIRST COUNT:

1.           Money damages;

2.           Treble damages pursuant to General Statutes § 52-564;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-SECOND COUNT:

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-THIRD COUNT:

1.           Money damages;

2.           Interest; and

3.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-FOURTH COUNT:

1.	Plaintiffs request a preliminary and permanent injunction ordering the Imbruce Defendants:

a)	Be immediately enjoined from acting as or exercising any rights as General Partner of ASYM III LP since the Imbruce Defendants were removed as General Partners as of April 28, 2013;

b)	Be immediately enjoined from receiving a performance fee in connection with ASYM III LP;

c)	Be immediately enjoined from managing, using, transferring, assigning, distributing or disposing of any assets and rights of ASYM III LP, including any shares of capital stock in Starboard;

d)
Be immediately enjoined from controlling the finances of ASYM III LP and/or from controlling the distributions of the ASYM III LPs' interests in Starboard, and/or from controlling the ASYM III Limited Partnerships’ interests in Starboard;

e)
To disgorge any monies wrongfully used to reimburse the Imbruce Defendants for expenses incurred in connection with ASYM III LP, including for advancement of attorneys' fees and/or indemnification; and

f)	To fully submit to a books and records inspection.

2.	Such other relief as in law or equity may appertain.

AS TO THE THIRTY-FIFTH COUNT:

1.
A declaration that Defendants are precluded from enforcing any rights under the Limited Partnership Agreement, including any rights to a performance fee, any rights to avoid removal as General Partner, and any other rights attendant to Defendants' role as General Partner under said agreement;

2.	A declaration that Defendants are precluded from enforcing any rights under any Agreement in its purported capacity as a General Partner; and

3.	Such other relief as in law or equity may appertain.

AS TO THE THIRTY-SIXTH COUNT:

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-SEVENTH COUNT:

1.           Money damages;

2.           Interest; and

3.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-EIGHTH COUNT:

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE THIRTY-NINTH COUNT:

1.           Money damages;

2.           Treble damages pursuant to General Statutes § 52-564;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE FORTIETH COUNT:

1.           Money damages;

2.           Restitution from the Imbruce Defendants;

3.           An Order of this Court disgorging all profits, benefits and other compensation, assets or rights obtained by the Imbruce Defendants from their wrongful conduct and fiduciary breaches;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE FORTY-FIRST COUNT:

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest; and

5.           Such other relief as in law or equity may appertain.

AS TO THE FORTY-SECOND COUNT:

1.           An Order from this Court providing for an accounting of the business activities of the Imbruce Defendants in connection with Plaintiff ASYM III LP from January 1, 2010, to the present;

2.           The appointment of a receiver, and

3.           A judgment in accordance with said accounting.

AS TO THE FORTY-THIRD COUNT:

1.           A judgment that the Court impose a constructive trust over the funds, shares and assets of the Imbruce Defendants for the benefit of the ASYM III Limited Partners and ASYM III LP; and

2.           Such other relief as in law or equity may appertain.

AS TO THE FORTY-FOURTH COUNT:

1.           Money damages;

2.           Interest; and

3.           Such other relief as in law or equity may appertain.

AS TO THE FORTY-FIFTH COUNT

1.           Money damages;

2.           Punitive damages;

3.           Attorneys’ fees;

4.           Interest;

5.           A Temporary Restraining Order, a Preliminary Injunction and/or Permanent Injunction enjoining, prohibiting and restraining the Defendant, Gregory Imbruce, his servants or agents from selling, alienating, transferring, disposing of, mortgaging, financing and/or encumbering any interest of the Defendant, Gregory Imbruce, in real property known as 92 Turtleback Road, New Canaan, Connecticut 06840; and

6.           Such other relief as in law or equity may appertain.

AS TO THE FORTY-SIXTH COUNT

1.           Money damages;

2.           Interest; and

3.           Such other relief as in law or equity may appertain.

THE PLAINTIFFS,

By:	/s/
Jonathan P. Whitcomb DISERIO MARTIN O’CONNOR & CASTIGLIONI LLP #102036 One Atlantic Street Stamford, CT 06901 Telephone: (203) 358-0800 Facsimile: (203) 348-2321

DN (X08) FST-CV-12-6014987 S
DN (X08) FST-CV-12-5013927 S

CHARLES HENRY III, AHMED AMMAR, JOHN	)	SUPERIOR COURT
P. VAILE AS TRUSTEE OF JOHN P VAILE	)
LIVING TRUST, JOHN PAUL OTIENO,	)	COMPLEX LITIGATION SOSVENTURES
LLC, BRADFORD HIGGINS,	)	DOCKET
WILLIAM MAHONEY, ROBERT J. CONRADS,	)
EDWARD M. CONRADS, WILLIAM F.	)
PETTINATI, JR., and ANDY LEE, INDIVIDUALLY	)	AT STAMFORD
AND DERIVATIVELY ON BEHALF OF GIDDINGS	)
OIL & GAS LP, HUNTON OIL PARTNERS LP and	)
ASYM ENERGY FUND III LP	)
)
v.	)
)
GREGORY IMBRUCE, GIDDINGS	)
INVESTMENTS LLC, GIDDINGS GENPAR LLC,	)
HUNTON OIL GENPAR LLC, ASYM CAPITAL III LLC,	)
STARBOARD RESOURCES, INC., f/k/a STARBOARD	)
RESOURCES, LLC, GLENROSE HOLDINGS LLC, and	)
ASYM ENERGY INVESTMENTS LLC	)	June 6, 2013

STATEMENT OF AMOUNT IN DEMAND

The amount in demand in the above-entitled action, exclusive of interest and costs, is in excess of FIFTEEN THOUSAND ($15,000.00) DOLLARS.

THE PLAINTIFFS,

By:	/s/
Jonathan P. Whitcomb DISERIO MARTIN O’CONNOR & CASTIGLIONI LLP #102036 One Atlantic Street Stamford, CT 06901 Telephone: (203) 358-0800 Facsimile: (203) 348-2321

DN (X08) FST-CV-12-6014987 S
DN (X08) FST-CV-12-5013927 S

CHARLES HENRY III, AHMED AMMAR, JOHN	)	SUPERIOR COURT
P. VAILE AS TRUSTEE OF JOHN P VAILE	)
LIVING TRUST, JOHN PAUL OTIENO,	)	COMPLEX LITIGATION SOSVENTURES
LLC, BRADFORD HIGGINS,	)	DOCKET
WILLIAM MAHONEY, ROBERT J. CONRADS,	)
EDWARD M. CONRADS, WILLIAM F.	)
PETTINATI, JR., and ANDY LEE, INDIVIDUALLY	)	AT STAMFORD
AND DERIVATIVELY ON BEHALF OF GIDDINGS	)
OIL & GAS LP, HUNTON OIL PARTNERS LP and	)
ASYM ENERGY FUND III LP	)
)
v.	)
)
GREGORY IMBRUCE, GIDDINGS	)
INVESTMENTS LLC, GIDDINGS GENPAR LLC,	)
HUNTON OIL GENPAR LLC, ASYM CAPITAL III LLC,	)
STARBOARD RESOURCES, INC., f/k/a STARBOARD	)
RESOURCES, LLC, GLENROSE HOLDINGS LLC, and	)
ASYM ENERGY INVESTMENTS LLC	)	June 6, 2013

CERTIFICATE OF NOTICE

Pursuant to Practice Book § 17-56 (b), the Plaintiffs in the above-referenced action hereby certify that all interested persons have been joined as parties to this action and/or all limited partners of the three Plaintiff Limited Partnerships have been given notice hereof.

THE PLAINTIFFS,

By:	/s/
Jonathan P. Whitcomb DISERIO MARTIN O’CONNOR & CASTIGLIONI LLP #102036 One Atlantic Street Stamford, CT 06901 Telephone: (203) 358-0800 Facsimile: (203) 348-2321

CERTIFICATE OF SERVICE

I hereby certify that a true copy of the foregoing was sent on June 6, 2013, to all counsel and pro se parties of record:

Samuel Reich, Esq.
Wilson Elser Moskowitz Edelman & Dicker LLP
1010 Washington Boulevard
Stamford, CT 06901

Richard Slavin, Esq.
Cohen & Wolf, PC
PO Box 1821
Bridgeport, CT 06601

By:	/s/
Jonathan P. Whitcomb